Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-232050

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed maximum aggregate offering price	Amount of registration fee
3.050% Senior Notes due 2051	$750,000,000	$81,825.00

Prospectus Supplement

(to Prospectus dated June 10, 2019)

The Travelers Companies, Inc.

$750,000,000 3.050% Senior Notes due 2051

We are offering $750,000,000 aggregate principal amount of 3.050% senior notes due 2051 (the “senior notes”). Interest on the senior notes is payable semi-annually in arrears on June 8 and December 8 of each year, beginning on December 8, 2021. The senior notes will mature on June 8, 2051. Prior to December 8, 2050 (the date that is six months prior to the maturity date of the senior notes), we may redeem the senior notes, in whole or in part, at any time at the “make-whole” redemption price described herein. On or after December 8, 2050 (the date that is six months prior to the maturity date of the senior notes), we may redeem the senior notes, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of any senior notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date, as described herein.

The senior notes will be unsecured senior obligations of our company and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding. The senior notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the senior notes involves risks. See “A Special Note Regarding Forward-Looking Statements” beginning on page S-4, “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase any senior notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Senior Note	Total
Public Offering Price(1)	99.707%	$747,802,500
Underwriting Discount	0.875%	$6,562,500
Proceeds to The Travelers Companies, Inc. (before expenses)	98.832%	$741,240,000

(1)	Plus accrued interest, if any, from and including June 8, 2021, if settlement occurs after that date.

The underwriters expect to deliver the senior notes to investors on or about June 8, 2021, in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A., Luxembourg and Euroclear Bank SA/NV.

Joint Book-Running Managers

Barclays	BofA Securities	Credit Suisse	US Bancorp

Co-Managers

BNY Mellon Capital Markets, LLC	Citigroup	Goldman Sachs & Co. LLC
HSBC	J.P. Morgan	Morgan Stanley
TD Securities	Truist Securities	Wells Fargo Securities

Academy Securities	Great Pacific Securities	R. Seelaus & Co., LLC	Siebert Williams Shank

The date of this prospectus supplement is June 3, 2021.

We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or any related free writing prospectus issued by us is accurate as of any date other than their respective dates. Our business, financial condition, results of operations or prospects may have changed since those dates.

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to this offering.

If information varies between this prospectus supplement and the accompanying prospectus or the documents incorporated by reference, you should rely on the information in this prospectus supplement.

Unless we have indicated otherwise, or the context otherwise requires, the terms “Travelers,” the “company,” “we,” “us” and “our” mean The Travelers Companies, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at https://www.sec.gov. Our common stock is traded on the New York Stock Exchange under the symbol “TRV”. You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005. You may find additional information about us at our website at https://www.travelers.com, our Facebook page at https://www.facebook.com/travelers and our Twitter account (@TRV_Insurance) at https://twitter.com/TRV_Insurance. The information on our website and our sites at social media outlets is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Item 2.02 and 7.01 of any current report on Form 8-K) prior to the termination of the offering under this prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2020;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2021; and

•	Current Report on Form 8-K filed on May 25, 2021.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

The Travelers Companies, Inc.

Attn: Corporate Secretary

385 Washington Street

Saint Paul, MN 55102

Telephone No.: (651) 310-7911

S-ii

SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that you should consider before investing in the senior notes. You should read this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us and the documents incorporated by reference, which are described under “Where You Can Find More Information” on page S-ii of this prospectus supplement and page 4 of the accompanying prospectus. This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements should be read with the cautionary statements and important factors included under “A Special Note Regarding Forward-Looking Statements” in this prospectus supplement.

The Travelers Companies, Inc.

The Travelers Companies, Inc. is a holding company principally engaged, through its subsidiaries, in providing a wide range of commercial and personal property and casualty insurance products and services to businesses, government units, associations and individuals. The company is incorporated as a general business corporation under the laws of the state of Minnesota and is one of the oldest insurance organizations in the United States, dating back to 1853.

The principal executive offices of the company are located at 485 Lexington Avenue, New York, New York 10017, and its telephone number is (917) 778-6000. The company also maintains executive offices in Hartford, Connecticut, and St. Paul, Minnesota.

The Offering

Issuer	The Travelers Companies, Inc., a Minnesota corporation.

Securities Offered	$750,000,000 aggregate principal amount of 3.050% senior notes due 2051 (which we refer to as the “senior notes”).

Maturity	The senior notes will mature on June 8, 2051.

Interest	The senior notes will bear interest at 3.050% per year. Interest on the senior notes will be payable semi-annually in arrears on June 8 and December 8 of each year, beginning on December 8, 2021. Interest will accrue from and including June 8, 2021.

Record Dates	May 23 and November 23 of each year (whether or not a business day) preceding the respective interest payment dates.

Optional Redemption	Prior to December 8, 2050 (the date that is six months prior to the maturity date of the senior notes), we may redeem the senior notes at our option on not less than 15 days’, but not more than 60 days’, prior written notice, in whole or in part, at the “make-whole” redemption price described under the heading “Description of the Senior Notes—Optional Redemption.” On or after December 8, 2050 (the date that is six months prior to the maturity date of the senior notes), we may redeem the senior notes, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of any senior notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date, as described under the heading “Description of the Senior Notes—Optional Redemption.”

Certain Covenants	The indenture governing the senior notes contains certain covenants that, among other things, limit our ability to create, issue, assume, incur or guarantee any indebtedness for borrowed money that is secured by a mortgage, pledge, lien, security interest or other encumbrance on any voting stock, as defined in the indenture, of a designated subsidiary, as defined in the indenture. See “Description of Debt Securities We May Offer—Restrictive Covenants” in the accompanying prospectus.

Ranking	The senior notes will be unsecured and rank equally with all our other unsecured senior debt. The indenture under which the senior notes will be issued does not limit our ability to issue or incur other additional senior indebtedness. See “Description of Debt Securities We May Offer” in the accompanying prospectus. The senior notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Use of Proceeds	We estimate that we will receive net proceeds from the offering of approximately $739 million, after deducting the underwriting discount and estimated expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes.

Listing	The senior notes will not be listed on any securities exchange.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Risk Factors	Investing in the senior notes involves substantial risks. See “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020 and “Risk Factors” beginning on page 7 of the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase any senior notes.

Governing Law	The senior notes and the indenture governing the senior notes will be governed by the laws of the State of New York.

A SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any free writing prospectus issued by us and the documents incorporated by reference herein contain, and management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements include, among other things, our statements about:

•

our outlook and our future results of operations and financial condition (including, among other things, anticipated premium volume, premium rates, renewal premium changes, underwriting margins and underlying underwriting margins, net and core income, investment income and performance, loss costs, return on equity, core return on equity and expected current returns, and combined ratios and underlying combined ratios);

•	the impact of COVID-19 and related economic conditions, including the potential impact on our investments;

•	the impact of legislative or regulatory actions or court decisions taken in response to COVID-19 or otherwise;

•	share repurchase plans;

•	future pension plan contributions;

•	the sufficiency of our asbestos and other reserves;

•	the impact of emerging claims issues as well as other insurance and non-insurance litigation;

•	the cost and availability of reinsurance coverage;

•	catastrophe losses;

•

the impact of investment (including changes in interest rates), economic (including inflation, changes in tax law, changes in commodity prices and fluctuations in foreign currency exchange rates) and underwriting market conditions;

•	strategic and operational initiatives to improve profitability and competitiveness;

•	our competitive advantages;

•	new product offerings;

•	the impact of new or potential regulations imposed or to be imposed by the United States or other nations, including tariffs or other barriers to international trade; and

•

the impact of developments in the tort environment, such as increased attorney involvement in insurance claims and legislation allowing victims of sexual abuse to file or proceed with claims that otherwise would have been time-barred.

We caution investors that such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.

Some of the factors that could cause actual results to differ include, but are not limited to, the following:

Insurance-Related Risks

•

high levels of catastrophe losses, including as a result of factors such as increased concentrations of insured exposures in catastrophe-prone areas, could materially and adversely affect our results of operations, our financial position and/or liquidity, and could adversely impact our ratings, our ability to raise capital and the availability and cost of reinsurance;

•

if actual claims exceed our claims and claim adjustment expense reserves, or if changes in the estimated level of claims and claim adjustment expense reserves are necessary, including as a result of, among other things, changes in the legal/tort, regulatory and economic environments in which we operate, our financial results could be materially and adversely affected;

•	our business could be harmed because of our potential exposure to asbestos and environmental claims and related litigation;

•	we are exposed to, and may face adverse developments involving, mass tort claims such as those relating to exposure to potentially harmful products or substances;

•

the effects of emerging claim and coverage issues on our business are uncertain, and court decisions or legislative changes that take place after we issue our policies can result in an unexpected increase in the number of claims and have a material adverse impact on our results of operations;

Financial, Economic and Credit Risks

•	during or following a period of financial market disruption or an economic downturn, our business could be materially and adversely affected;

•	our investment portfolio is subject to credit and interest rate risk, and may suffer reduced or low returns or material realized or unrealized losses;

•

we may not be able to collect all amounts due to us from reinsurers, reinsurance coverage may not be available to us in the future at commercially reasonable rates or at all and we are exposed to credit risk related to our structured settlements;

•	we are exposed to credit risk in certain of our insurance operations and with respect to certain guarantee or indemnification arrangements that we have with third parties;

•

a downgrade in our claims-paying and financial strength ratings could adversely impact our business volumes, adversely impact our ability to access the capital markets and increase our borrowing costs;

•

the inability of our insurance subsidiaries to pay dividends to our holding company in sufficient amounts would harm our ability to meet our obligations, pay future shareholder dividends and/or make future share repurchases;

Business and Operational Risks

•

the impact of COVID-19 and related risks could materially affect our results of operations, financial position and/or liquidity, including with respect to revenues, claims and claim adjustment expenses, general and administrative expenses, investments, inflation, adverse legislative and/or regulatory action, operational disruptions and heightened cyber security risks and foreign currency exchange rate changes;

•

the intense competition that we face, and the impact of innovation, technological change and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our business volumes and our profitability;

•	disruptions to our relationships with our independent agents and brokers or our inability to manage effectively a changing distribution landscape could adversely affect us;

•	our efforts to develop new products, expand in targeted markets, improve business processes and workflows or make acquisitions may not be successful and may create enhanced risks;

•	we may be adversely affected if our pricing and capital models provide materially different indications than actual results;

•	we are subject to additional risks associated with our business outside the United States;

•

loss of or significant restrictions on the use of particular types of underwriting criteria, such as credit scoring, or other data or methodologies, in the pricing and underwriting of our products could reduce our future profitability;

Technology and Intellectual Property Risks

•

our business success and profitability depend, in part, on effective information technology systems and on continuing to develop and implement improvements in technology, particularly as our business processes become more digital;

•

if we experience difficulties with technology, data and network security (including as a result of cyber attacks), outsourcing relationships or cloud-based technology, our ability to conduct our business could be negatively impacted;

•

intellectual property is important to our business, and we may be unable to protect and enforce our own intellectual property or we may be subject to claims for infringing the intellectual property of others;

Regulatory and Compliance Risks

•

our businesses are heavily regulated by the states and countries in which we conduct business, including licensing, market conduct and financial supervision, and changes in regulation, including higher tax rates, may reduce our profitability and limit our growth; and

•	we could be adversely affected if our controls designed to ensure compliance with guidelines, policies and legal and regulatory standards are not effective.

In addition, our share repurchase plans depend on a variety of factors, including our financial position, earnings, share price, catastrophe losses, maintaining capital levels commensurate with our desired ratings from independent rating agencies, changes in levels of written premiums, funding of our qualified pension plan, capital requirements of our operating subsidiaries, legal requirements, regulatory constraints, other investment opportunities (including mergers and acquisitions and related financings), market conditions and other factors, including the ongoing level of uncertainty related to COVID-19.

Our forward-looking statements speak only as of the date of this prospectus supplement or as of the date of the documents incorporated herein by reference, and we undertake no obligation to update forward-looking statements. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K, as updated in our subsequent periodic filings with the SEC.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the offering of approximately $739 million, after deducting the underwriting discount and estimated expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes.

CAPITALIZATION

The following table sets forth our cash and consolidated capitalization at March 31, 2021:

•	on an actual basis; and

•	as adjusted to give effect to our receipt of the net proceeds we expect to receive from the sale of the senior notes in this offering.

	At March 31, 2021
	Actual	As Adjusted
	(unaudited) (in millions)
Cash	$663	$1,402

Debt	$6,550	$7,289
Shareholders’ equity:
Common stock	23,905	23,905
Retained earnings	39,285	39,285
Accumulated other comprehensive income	1,291	1,291
Treasury stock, at cost	(36,212)	(36,212)

Total shareholders’ equity	28,269	28,269

Total capitalization	$34,819	$35,558

SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following table sets forth selected consolidated financial information that is qualified in its entirety by and should be read in conjunction with our audited and unaudited consolidated financial statements and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our reports filed with the SEC and incorporated by reference in this prospectus supplement. The statement of operations and other data presented below for the years ended December 31, 2020, 2019 and 2018 and the balance sheet data presented below at December 31, 2020 and 2019 are derived from our audited consolidated financial statements contained in reports incorporated by reference in this prospectus supplement. The statement of operations and other data presented below for the years ended December 31, 2017 and 2016 and the balance sheet data presented below at December 31, 2018, 2017 and 2016 are derived from our audited consolidated financial statements contained in reports not incorporated by reference in this prospectus supplement. The statement of operations and other data presented below for the three months ended March 31, 2021 and 2020 and the balance sheet data presented below at March 31, 2021 are derived from our unaudited consolidated financial statements contained in a report incorporated by reference in this prospectus supplement. The balance sheet data presented below at March 31, 2020 are derived from our unaudited consolidated financial statements contained in a report not incorporated by reference in this prospectus supplement. In the opinion of management, our unaudited consolidated financial statements at and for the three months ended March 31, 2021 and 2020 include all adjustments necessary for a fair presentation of results and financial condition at the dates and for the unaudited interim periods. Historical results are not necessarily indicative of results to be expected for any future period.

	At and for the three months ended March 31,		At and for the year ended December 31,
	2021	2020	2020	2019	2018	2017	2016
	(in millions, except per share amounts)
Total revenues	$8,313	$7,908	$31,981	$31,581	$30,282	$28,902	$27,625
Net income	$733	$600	$2,697	$2,622	$2,523	$2,056	$3,014
Total investments	$83,887	$76,650	$84,423	$77,884	$72,278	$72,502	$70,488
Total assets	$117,032	$109,436	$116,764	$110,122	$104,233	$103,483	$100,245
Claims and claim adjustment expense reserves	$55,340	$51,957	$54,521	$51,849	$50,668	$49,650	$47,949
Total long-term debt	$6,450	$5,959	$6,450	$5,958	$5,964	$5,971	$5,887
Total liabilities	$88,763	$84,232	$87,563	$84,179	$81,339	$79,752	$77,024
Total shareholders’ equity	$28,269	$25,204	$29,201	$25,943	$22,894	$23,731	$23,221
Net income per share:
Basic	$2.89	$2.34	$10.56	$10.01	$9.37	$7.39	$10.39
Diluted	$2.87	$2.33	$10.52	$9.92	$9.28	$7.33	$10.28
Common shares outstanding	251.5	252.8	252.4	255.5	263.6	271.4	279.6
Per common share amounts:
Cash dividends	$0.85	$0.82	$3.37	$3.23	$3.03	$2.83	$2.62
Book value	$112.42	$99.69	$115.68	$101.55	$86.84	$87.46	$83.05

DESCRIPTION OF THE SENIOR NOTES

The following description of the particular terms of the senior notes supplements the description of the general terms and provisions of the senior notes set forth in the accompanying prospectus (the senior notes are referred to in that prospectus as “senior debt securities” and “debt securities”). You should carefully read the entire prospectus and prospectus supplement to understand fully the terms of the senior notes. All of the information set forth below is qualified in its entirety by the more detailed explanation set forth in the accompanying prospectus.

General

The senior notes are a series of senior debt securities issued by us under the indenture, dated as of June 16, 2016, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, which is more fully described in the accompanying prospectus.

The senior notes will be our unsecured senior obligations and will rank equally with all of our other senior and unsubordinated debt. At March 31, 2021, we had approximately $6.3 billion aggregate principal amount of senior and unsubordinated debt outstanding.

We are a holding company and rely primarily on dividends from our subsidiaries to meet our obligations for payment of interest and principal on outstanding debt obligations, dividends to shareholders and corporate expenses. As a result, our cash flows and consequent ability to service our obligations, including the senior notes, are dependent upon the earnings of our subsidiaries and distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us.

The ability of our insurance subsidiaries to pay dividends to us in the future will depend on their statutory surplus, on earnings and on regulatory restrictions. In addition, our subsidiaries have no obligation to pay any amounts due on the senior notes. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the senior notes will be structurally subordinated to debt, preferred stock and other liabilities (including liabilities to policyholders) at the subsidiary level because, as the common shareholder of our subsidiaries, we will be subject to the prior claims of creditors of our subsidiaries.

The initial aggregate principal amount of the senior notes will be $750,000,000. The senior notes will mature on June 8, 2051. We will have the ability to redeem the senior notes prior to their stated maturity on the terms described below. The senior notes will not be entitled to the benefit of any sinking fund.

We will periodically pay interest on the senior notes at an annual rate of 3.050%. Interest will be payable semi-annually in arrears on each June 8 and December 8, beginning on December 8, 2021 to the persons in whose names the applicable senior notes are registered at the close of business on the preceding May 23 and November 23, respectively (whether or not a business day), except that any interest payable upon maturity of the senior notes will be payable to the person to whom the principal of the senior note is payable. Interest on the senior notes will accrue from and including June 8, 2021, or from the most recent date for which interest has been paid or provided for. Interest will accrue on the basis of a 360-day year, consisting of twelve 30-day months.

In any case where any interest payment date, redemption date or stated maturity of the senior notes is not a business day at any place of payment, then (notwithstanding any other provision of the indenture or of the senior notes) payment of interest or principal (and premium, if any) need not be made at such place of payment on such date, but may be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date or redemption date, or at the stated maturity, provided that no interest shall accrue with respect to such payment for the period from and after such interest payment date, redemption date or stated maturity, as the case may be. “Business day”, when used with respect to any place of payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place of payment are authorized or obligated by law to close.

The senior notes will be issued as a series of senior debt securities under the indenture referred to above. The indenture does not limit the amount of other debt that we may incur. We may from time to time, without the consent of the holders of the senior notes, issue other debt securities under the indenture in addition to the senior notes offered hereby. We may also from time to time, without the consent of the holders of the senior notes, issue additional debt securities having the same ranking and the same interest rate, maturity and other terms (other than the issue date of the additional debt securities, the public offering price, the payment of interest accruing prior to the issue date of the additional debt securities or, in some cases, the first interest payment date for the additional debt securities) as the senior notes, provided that if the additional debt securities are not fungible with the senior notes for U.S. federal income tax purposes, such additional debt securities will have a separate CUSIP number. Any such additional securities will constitute a single series of debt securities under the indenture with the senior notes.

Optional Redemption

Prior to December 8, 2050 (the date that is six months prior to the maturity date of the senior notes (the “Par Call Date”)), the senior notes may be redeemed, in whole or in part, at our option, at any time or from time to time, on notice given not more than 60 days (except if the notice is issued in connection with a defeasance of the senior notes or a satisfaction and discharge of the indenture) nor less than 15 days, prior to the date of redemption, at a redemption price equal to the greater of:

•	100% of the principal amount of any senior notes to be redeemed; or

•

the sum of the present values of the Remaining Scheduled Payments of principal and interest on any senior notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 15 basis points.

On or after December 8, 2050 (the date that is six months prior to the maturity date of the senior notes), the senior notes may be redeemed, in whole or in part, at our option, at any time or from time to time, on notice given not more than 60 days (except if the notice is issued in connection with a defeasance of the senior notes or a satisfaction and discharge of the indenture) nor less than 15 days, prior to the date of redemption, at a redemption price equal to 100% of the principal amount of the senior notes to be redeemed.

If we redeem any senior notes pursuant to the foregoing paragraphs, we will pay accrued and unpaid interest on the principal amount of any senior note being redeemed to, but excluding, the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the Remaining Scheduled Payments of the senior notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Scheduled Payments of such senior notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means (A) each of (1) Barclays Capital Inc., (2) BofA Securities, Inc. and (3) Credit Suisse Securities (USA) LLC, or one of each of their respective affiliates or successors; provided, however, that if any of the foregoing is not a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), we will substitute another Primary Treasury Dealer; and (B) any other Primary Treasury Dealers that we select.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any senior notes being redeemed, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption as if such senior notes being redeemed matured on the Par Call Date; provided, however, that, if such redemption date is not an interest payment date with respect to such senior notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to:

(1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Par Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated from those yields on a straight line basis, rounding to the nearest month; or

(2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third business day preceding the redemption date. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” above, the term “business day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

Notice of any redemption will be mailed or delivered electronically through the facilities of DTC at least 15 days but not more than 60 days (except if the notice is issued in connection with a defeasance of the senior notes or a satisfaction and discharge of the indenture) before the redemption date to each holder of record of the senior notes to be redeemed at its address appearing in the security register. The notice of redemption for the senior notes will state, among other things, the aggregate principal amount of senior notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of senior notes to be redeemed. If less than all of the senior notes are to be redeemed at our option, the notes to be redeemed shall be selected in accordance with applicable procedures of DTC. Unless we default in the payment of the redemption price, interest will cease to accrue on any senior notes that have been called for redemption at the redemption date.

We will not be required (i) to issue, register the transfer of or exchange any senior notes during a period beginning at the opening of business 15 days before the day of the mailing or delivery of a notice of redemption of senior notes selected for redemption and ending at the close of business on the day of such mailing or delivery, or (ii) to register the transfer of or exchange any senior notes so selected for redemption in whole or in part, except the unredeemed portion of any such senior notes being redeemed in part.

The full defeasance and covenant defeasance provisions of the indenture described in the accompanying prospectus will apply to the senior notes.

Book-Entry Delivery and Form

The senior notes will be issued as global debt securities in “book-entry” form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of Debt Securities We May Offer—Legal Ownership—Global Securities” in the accompanying prospectus. The Depository Trust Company (“DTC”) will be the depositary with respect to the senior notes. The senior notes will be issued as fully registered securities in the name of Cede & Co., DTC’s nominee, and will be deposited with DTC.

DTC has advised us that it is a member of the U.S. Federal Reserve System, a limited-purpose trust company under the New York banking law, and a registered clearing agency with the SEC. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation, which is owned by a number of its participants and by the New York Stock Exchange, Inc., the NYSE MKT LLC and the Financial Industry Regulatory Authority, Inc. Access to DTC’s book-entry system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Same-Day Settlement and Payment

Settlement for the senior notes will be made by the underwriters in immediately available funds. All payments of principal and interest on the senior notes will be made by us in immediately available funds. The senior notes will trade in DTC’s settlement system until maturity, and secondary market trading activity in the senior notes therefore will be required by DTC to settle in immediately available funds.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the senior notes. This summary deals only with senior notes that are held as capital assets for U.S. federal income tax purposes by a non-U.S. holder (as defined below) that acquires the senior notes upon original issuance at their initial offering price.

A “non-U.S. holder” means a beneficial owner of the senior notes (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, U.S. federal estate and gift taxes or the effects of any state, local or foreign tax laws. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, a “controlled foreign corporation,” a “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the senior notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in the senior notes, you should consult your tax advisors.

If you are considering the purchase of the senior notes, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership and disposition of the senior notes, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

U.S. Federal Withholding Tax

Subject to the discussions of backup withholding and FATCA below, U.S. federal withholding tax will not apply to any payment of interest on the senior notes under the “portfolio interest” rule, provided that:

•	interest paid on the senior notes is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations;

•	you are not a controlled foreign corporation that is actually or constructively related to us through stock ownership;

•	you are not a bank whose receipt of interest on the senior notes is described in Section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E (or other applicable form) and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your senior notes through certain intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) certifying that interest paid on the senior notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “U.S. Federal Income Tax”).

The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a senior note.

U.S. Federal Income Tax

If you are engaged in a trade or business in the United States and interest on the senior notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then you generally will be subject to U.S. federal income tax on that interest on a net income basis (although you will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in “U.S. Federal Withholding Tax” are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.

Subject to the discussion of backup withholding below, any gain realized on the disposition of a senior note generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), in which case such gain will generally be subject to U.S. federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described above; or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will generally be subject to a 30% U.S. federal income tax on any gain recognized, which may be offset by certain U.S. source losses.

Information Reporting and Backup Withholding

Interest paid to you and the amount of tax, if any, withheld with respect to those payments generally will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable tax treaty.

In general, you will not be subject to backup withholding with respect to payments on the senior notes that we make to you, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the statement described above in the fifth bullet point under “U.S. Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement or redemption) of the senior notes within the United States or conducted through certain U.S.-related financial intermediaries, unless you certify under penalties of perjury that you are not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any interest paid on the senior notes to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “U.S. Federal Withholding Tax,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of the senior notes, proposed U.S. Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the senior notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the senior notes by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the senior notes with the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of senior notes by a Covered Plan with respect to which the company, an underwriter or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory or administrative exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the purchase and holding of the senior notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding the senior notes in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the senior notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

By acceptance of a senior note, each purchaser and subsequent transferee of a senior note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to purchase or hold the senior notes constitutes assets of any Plan or (ii) the purchase and holding of the senior notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing or holding the senior notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the senior notes. Purchasers of the senior notes have exclusive responsibility for ensuring that their purchase and holding of the senior notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any senior notes to a Plan is in no respect a representation by the company, the underwriters or any of their respective affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan generally or any particular Plan, or that such investment is appropriate for such Plans generally or any particular Plan. Neither this discussion nor anything provided in this prospectus supplement is, or is intended to be, investment advice directed at any potential Plan purchasers or at Plan purchasers generally and such purchasers of any senior notes (or interests therein) should consult and rely on their own counsel and advisers as to whether an investment in the senior notes is suitable for the Plan.

UNDERWRITING (CONFLICTS OF INTEREST)

Barclays Capital Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC and U.S. Bancorp Investments, Inc. are acting as representatives of the underwriters named below. Under the terms and subject to the conditions set forth in the underwriting agreement dated June 3, 2021 between us and the underwriters, we have agreed to sell to each of the underwriters named below, severally, and each of the underwriters has severally agreed to purchase, the aggregate principal amount of the senior notes set forth opposite its name below:

Underwriters	Aggregate Principal Amount of Senior Notes
Barclays Capital Inc.	$117,750,000
BofA Securities, Inc.	117,750,000
Credit Suisse Securities (USA) LLC	117,750,000
U.S. Bancorp Investments, Inc.	117,750,000
BNY Mellon Capital Markets, LLC	26,000,000
Citigroup Global Markets Inc.	26,000,000
Goldman Sachs & Co. LLC	26,000,000
HSBC Securities (USA) Inc.	26,000,000
J.P. Morgan Securities LLC	26,000,000
Morgan Stanley & Co. LLC	26,000,000
TD Securities (USA) LLC	26,000,000
Truist Securities, Inc.	26,000,000
Wells Fargo Securities, LLC	26,000,000
Academy Securities, Inc.	11,250,000
Great Pacific Securities	11,250,000
R. Seelaus & Co., LLC	11,250,000
Siebert Williams Shank & Co., LLC	11,250,000

Total	$750,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the senior notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the senior notes if they purchase any of the senior notes.

The senior notes are a new issue of securities with no established trading market and will not be listed on any national securities exchange or automated quotation system. The underwriters have advised us that they intend to make a market for the senior notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the senior notes.

The underwriters initially propose to offer the senior notes directly to the public at the offering price described on the cover page and may offer the senior notes to certain dealers at a price that represents a concession not in excess of 0.525% of the principal amount of the senior notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.350% of the principal amount of the senior notes to certain other dealers. After the initial offering of the senior notes, the underwriters may from time to time vary the offering price and other selling terms. The offering of the senior notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriting discount in connection with this offering is 0.875% of the principal amount of the senior notes.

We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

Expenses associated with this offering, to be paid by us, other than the underwriting discount, are estimated to be $2.0 million.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, corporate trust, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, certain of the underwriters and/or their affiliates have engaged in and may in the future engage in commercial banking and/or investment banking transactions with, and provide advisory services to, us and our affiliates for which they have received or will receive customary fees and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the senior notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the senior notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Certain of the underwriters and/or their respective affiliates are lenders under a revolving credit agreement, dated June 4, 2018, among us and certain banks named therein providing for borrowings by us of a maximum of $1.0 billion.

In connection with the offering, Barclays Capital Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC and U.S. Bancorp Investments, Inc., on behalf of the underwriters, may purchase and sell senior notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of senior notes in excess of the aggregate principal amount of senior notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the senior notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of senior notes made for the purpose of preventing or retarding a decline in the market prices of the senior notes while the offering is in progress.

Any of these activities may have the effect of preventing or retarding a decline in the market prices of the senior notes. They may also cause the prices of the senior notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. These underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

It is expected that delivery of the senior notes will be made against payment therefore on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the business day following the date of this prospectus supplement (such settlement being herein referred to as “T+3”). Trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade senior notes prior to the delivery of the senior notes hereunder will be required, by virtue of the fact that the senior notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of senior notes who wish to trade the senior notes prior to their date of delivery hereunder should consult their own advisors.

Selling Restrictions

Notice to Prospective Investors in Canada

The senior notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the senior notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area Retail Investors

The senior notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any “retail investor” in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the senior notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the senior notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the senior notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of senior notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

The senior notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any “retail investor” in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the senior notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the senior notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the senior notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of senior notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Hong Kong

The senior notes may not be offered or sold by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the senior notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to senior notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The senior notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) and each underwriter has represented and agreed that it will not offer or sell the senior notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and guidelines of Japan.

Notice to Prospective Investors in Singapore

Neither the preliminary prospectus nor the prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each of the underwriters represents, warrants and agrees that it has not offered or sold any senior notes or caused the senior notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any senior notes or cause the senior notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will they circulate or distribute, the preliminary prospectus, the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the senior notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the senior notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the senior notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA; or (4) as specified in Regulation 37A of the Securities and Futures (offers of Investments) (Capital Markets Products) Regulations 2018.

Notification under Section 309(B)(1)(c) of the SFA. The company has determined that the senior notes are (A) prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the senior notes described herein. The senior notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the senior notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor any other offering or marketing material relating to the senior notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Taiwan

The senior notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the senior notes in Taiwan.

Notice to Prospective Investors in the Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the United Arab Emirates

The senior notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

The validity of the issuance of the senior notes offered by this prospectus supplement will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York. Davis Polk & Wardwell LLP has in the past provided, and may continue to provide, legal services to us.

EXPERTS

The consolidated financial statements and the related financial statement schedules of The Travelers Companies, Inc. and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

The Travelers Companies, Inc.

Senior Debt Securities

Subordinated Debt Securities

Junior Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Stock Purchase Contracts

and

Units

Travelers Capital Trust II

Travelers Capital Trust III

Travelers Capital Trust IV

Travelers Capital Trust V

Preferred Securities

guaranteed to the extent set forth herein

by The Travelers Companies, Inc.

We will provide you with more specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis.

The Travelers Companies, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “TRV”.

Investing in our securities or the preferred securities of our Trusts involves risks. You should carefully consider the risk factors referred to on page  7 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our securities or the preferred securities of our Trusts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 10, 2019.

Unless the context otherwise indicates, the terms “Travelers”, “we”, “us” or “our” means The Travelers Companies, Inc. and its consolidated subsidiaries, and the term “Trusts” means, collectively, Travelers Capital Trust II, Travelers Capital Trust III, Travelers Capital Trust IV and Travelers Capital Trust V.

We have not authorized anyone to give you any information other than the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize, and we take no responsibility for any such other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus, the date of the relevant document incorporated by reference, or another that is otherwise specified, as applicable. Our financial condition, results of operations or business prospects may have changed since those dates.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration or continuous process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include or incorporate by reference a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information”.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference. Neither we, the Trusts nor any underwriters or agents have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars (“$”).

A SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may contain, the documents incorporated by reference herein may contain and management may make certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements include, among other things, our statements about:

•

our outlook and our future results of operations and financial condition (including, among other things, anticipated premium volume, premium rates, renewal premium changes, underwriting margins and underlying underwriting margins, net and core income, investment income and performance, loss costs, return on equity, core return on equity and expected current returns and combined ratios and underlying combined ratios);

•	share repurchase plans;

•	future pension plan contributions;

•	the sufficiency of our asbestos and other reserves;

•	the impact of emerging claims issues as well as other insurance and non-insurance litigation;

•	the cost and availability of reinsurance coverage;

•	catastrophe losses;

•

the impact of investment (including changes in interest rates), economic (including inflation, recent changes in tax law, rapid changes in commodity prices and fluctuations in foreign currency exchange rates) and underwriting market conditions;

•	strategic and operational initiatives to improve profitability and competitiveness;

•	our competitive advantages;

•	new product offerings;

•	the impact of new or potential regulations imposed or to be imposed by the United States or other nations, including tariffs or other barriers to international trade; and

•	the impact of legislation enacted or to be enacted by states allowing victims of sexual abuse to file or proceed with claims that otherwise would have been time-barred.

We caution investors that such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.

Some of the factors that could cause actual results to differ include, but are not limited to, the following:

•

catastrophe losses could materially and adversely affect our results of operations, our financial position and/or liquidity, and could adversely impact our ratings, our ability to raise capital and the availability and cost of reinsurance;

•

if actual claims exceed our claims and claim adjustment expense reserves, or if changes in the estimated level of claims and claim adjustment expense reserves are necessary, including as a result of, among other things, changes in the legal, regulatory and economic environments in which we operate, our financial results could be materially and adversely affected;

•	during or following a period of financial market disruption or an economic downturn, our business could be materially and adversely affected;

•	our investment portfolio is subject to credit and interest rate risk, and may suffer reduced or low returns or material realized or unrealized losses;

•	our business could be harmed because of our potential exposure to asbestos and environmental claims and related litigation;

•

the intense competition that we face, and the impact of innovation, technological change and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our business volumes and our profitability;

•	disruptions to our relationships with our independent agents and brokers or our inability to manage effectively a changing distribution landscape could adversely affect us;

•	we are exposed to, and may face adverse developments involving, mass tort claims such as those relating to exposure to potentially harmful products or substances;

•	the effects of emerging claim and coverage issues on our business are uncertain;

•

we may not be able to collect all amounts due to us from reinsurers, reinsurance coverage may not be available to us in the future at commercially reasonable rates or at all and we are exposed to credit risk related to our structured settlements;

•	we are also exposed to credit risk in certain of our insurance operations and with respect to certain guarantee or indemnification arrangements that we have with third parties;

•

within the United States, our businesses are heavily regulated by the states in which we conduct business, including licensing, market conduct and financial supervision, and changes in regulation may reduce our profitability and limit our growth;

•

a downgrade in our claims-paying and financial strength ratings could adversely impact our business volumes, adversely impact our ability to access the capital markets and increase our borrowing costs;

•

the inability of our insurance subsidiaries to pay dividends to our holding company in sufficient amounts would harm our ability to meet our obligations, pay future shareholder dividends and/or make future share repurchases;

•	our efforts to develop new products, expand in targeted markets or improve business processes and workflows may not be successful and may create enhanced risks;

•	we may be adversely affected if our pricing and capital models provide materially different indications than actual results;

•

our business success and profitability depend, in part, on effective information technology systems and on continuing to develop and implement improvements in technology, particularly as our business processes become more digital;

•

if we experience difficulties with technology, data and network security (including as a result of cyber attacks), outsourcing relationships or cloud-based technology, our ability to conduct our business could be negatively impacted;

•

we are also subject to a number of additional risks associated with our business outside the United States, such as foreign currency exchange fluctuations (including with respect to the valuation of the Company’s foreign investments and interests in joint ventures) and restrictive regulations as well as the risks and uncertainties associated with the United Kingdom’s withdrawal from the European Union;

•

regulatory changes outside of the United States, including in Canada, the United Kingdom, the Republic of Ireland and the European Union, could adversely impact our results of operations and limit our growth;

•

loss of or significant restrictions on the use of particular types of underwriting criteria, such as credit scoring, or other data or methodologies, in the pricing and underwriting of our products could reduce our future profitability;

•	acquisitions and integration of acquired businesses may result in operating difficulties and other unintended consequences;

•	we could be adversely affected if our controls designed to ensure compliance with guidelines, policies and legal and regulatory standards are not effective;

•	our businesses may be adversely affected if we are unable to hire and retain qualified employees;

•

intellectual property is important to our business, and we may be unable to protect and enforce our own intellectual property or we may be subject to claims for infringing the intellectual property of others;

•	changes in federal regulation could impose significant burdens on us and otherwise adversely impact our results;

•	changes in U.S. tax laws or in the tax laws of other jurisdictions where we operate could adversely impact us; and

•

our share repurchase plans depend on a variety of factors, including our financial position, earnings, share price, catastrophe losses, maintaining capital levels commensurate with our desired ratings from independent rating agencies, changes in levels of written premiums, funding of our qualified pension plan, capital requirements of our operating subsidiaries, legal requirements, regulatory constraints, other investment opportunities (including mergers and acquisitions and related financings), market conditions and other factors.

Our forward-looking statements speak only as of the date of this prospectus or as of the date of the documents incorporated herein by reference, and we undertake no obligation to update forward-looking statements. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K, as updated in our subsequent periodic filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our common stock is traded on the New York Stock Exchange under the symbol “TRV”. You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may find additional information about us at our website at https://www.travelers.com, our Facebook page at https://www.facebook.com/travelers and our Twitter account (@TRV_Insurance) at https://twitter.com/TRV_Insurance. The information on our website and our sites at social media outlets is not incorporated by reference into this prospectus.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Item 2.02 and 7.01 of any current report on Form 8-K) prior to the termination of the offering under this prospectus:

•	Annual report on Form 10-K for the year ended December 31, 2018;

•	Quarterly report on Form 10-Q for the quarter ended March 31, 2019;

•	Current report on Form 8-K filed on March 4, 2019;

•	Current report on Form 8-K filed on May 24, 2019; and

•	Form 8-A filed on October 17, 1991, including any amendments or supplements thereto.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

The Travelers Companies, Inc.

Attn: Corporate Secretary

385 Washington Street

Saint Paul, Minnesota 55102

Telephone No.: (651) 310-7911

We have not included or incorporated by reference in this prospectus any separate financial statements of the Trusts. We do not believe that these financial statements would provide holders of preferred securities with any important information for the following reasons:

•	we will own all of the voting securities of the Trusts;

•	the Trusts do not and will not have any independent operations other than to issue securities and to purchase and hold our debt securities; and

•	we are fully and unconditionally guaranteeing the obligations of the Trusts as described in this prospectus.

Although the Trusts would normally be required to file information with the SEC on an ongoing basis, we expect the SEC to exempt the Trusts from filing this information for as long as we continue to file our information with the SEC.

THE TRAVELERS COMPANIES, INC.

The Travelers Companies, Inc. is a holding company principally engaged, through its subsidiaries, in providing a wide range of commercial and personal property and casualty insurance products and services to businesses, government units, associations and individuals. The company is incorporated as a general business corporation under the laws of the state of Minnesota and is one of the oldest insurance organizations in the United States, dating back to 1853.

The principal executive offices of the company are located at 485 Lexington Avenue, New York, New York 10017, and its telephone number is (917) 778-6000. The company also maintains executive offices in Hartford, Connecticut, and St. Paul, Minnesota. Unless the context otherwise indicates, the terms “we”, “us”, “our” or “Travelers” mean The Travelers Companies, Inc. and its consolidated subsidiaries.

THE TRUSTS

Each of Travelers Capital Trust II, Travelers Capital Trust III, Travelers Capital Trust IV and Travelers Capital Trust V (each a “Trust” and collectively the “Trusts”) is a statutory trust created under Delaware law. Each of the Trusts exists for the exclusive purposes of:

•	issuing the preferred securities, which represent preferred undivided beneficial ownership interests in such Trust’s assets;

•	issuing the common securities, which represent common undivided beneficial ownership interests in such Trust’s assets, to us;

•

using the proceeds from the issuances to purchase one or more series of securities issued by us, including senior debt securities, subordinated debt securities, junior subordinated debt securities and warrants;

•	maintaining the Trust’s status as a grantor trust for federal income tax purposes; and

•	engaging in only those other activities necessary, advisable or incidental to these purposes, such as registering the transfer of preferred securities.

Any senior debt securities, subordinated debt securities, junior subordinated debt securities and warrants we sell to a Trust will be the sole assets of such Trust, and, accordingly, payments under the senior, subordinated or junior subordinated debt securities will be the sole revenues of such Trust, and such Trust’s ability to distribute shares of our common stock or other securities upon conversion of the preferred securities, if convertible, will depend solely on our performance under the warrants or convertible debt securities sold by us to such Trust. We will acquire and own all of the common securities of each of the Trusts. The common securities will rank on a parity with, and payments will be made on the common securities pro rata with, the preferred securities, except that upon an event of default under the applicable declaration of trust resulting from an event of default under the senior, subordinated or junior subordinated debt securities, our rights as holder of the common securities to distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the preferred securities.

Each Trust has a term as to be provided in each respective declaration of trust, which will be described in the prospectus supplement. The Trusts’ business and affairs are conducted by the trustees. The trustees for the Trusts are The Bank of New York Mellon Trust Company, N.A., as institutional trustee, BNY Mellon Trust of Delaware, as the Delaware trustee, and two regular trustees or “administrative trustees” who are officers of The Travelers Companies, Inc. The Bank of New York Mellon Trust Company, N.A., as institutional trustee, will act as sole indenture trustee under the declarations of trust. The Bank of New York Mellon Trust Company, N.A. will also act as guarantee trustee under the guarantee and as indenture trustee under the senior debt indenture, the subordinated debt indenture and the junior subordinated debt indenture.

The duties and obligations of each trustee are governed by the declarations of trust. As sponsor of the Trusts, we will pay all fees, expenses, debts and obligations (other than the payment of distributions and other payments on the preferred securities) related to the Trusts and any offering of the Trusts’ preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trusts. The principal executive office of the Trusts is c/o The Travelers Companies, Inc., 485 Lexington Avenue, New York, New York 10017, and the telephone number is (917) 778-6000.

RISK FACTORS

Investing in our securities or the preferred securities of our Trusts involves significant risks. Before you make a decision to buy any of these securities, in addition to the other information contained in this prospectus and in the applicable prospectus supplement, you should carefully consider the risks and uncertainties described in the section entitled “Risk Factors” in any prospectus supplement and the risks described in our most recent annual report on Form 10-K, as updated in our subsequent periodic filings with the SEC, which have been or will be incorporated by reference into this prospectus and the applicable prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, we and/or the Trusts, as applicable, intend to use the net proceeds from the sale of any securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

We may issue senior debt securities, subordinated debt securities or junior subordinated debt securities. None of the senior debt securities, the subordinated debt securities or the junior subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security issued by us, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under a subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the subordinated debt indenture. The junior subordinated debt securities will constitute part of our junior subordinated debt, will be issued under a junior subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness”, including our subordinated debt, as defined in the junior subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or junior subordinated debt securities will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. None of the indentures limit our ability to incur additional indebtedness, including senior indebtedness.

“Debt securities” in this prospectus refers to the senior debt securities, the subordinated debt securities and the junior subordinated debt securities.

The debt securities are each governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, the subordinated debt indenture, in the case of the subordinated debt securities, and the junior subordinated debt indenture, in the case of the junior subordinated debt securities. Each of the senior debt indenture, the subordinated debt indenture and the junior subordinated debt indenture is a contract between us and The Bank of New York Mellon Trust Company, N.A., which will act as trustee. The indentures are substantially similar, except for (i) the covenant described below under “—Restrictive Covenants—Limitations on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries” and the related provisions regarding the treatment of liens when we merge or engage in similar transactions (as described under “—Special Situations—Mergers and Similar Events”), which are included only in the senior debt indenture, (ii) the provisions relating to subordination, which are included only in the subordinated debt indenture and the junior subordinated debt indenture, (iii) the definition of senior indebtedness in the subordinated debt indenture and the junior subordinated debt indenture, which is different in each indenture and (iv) the events of default contained in the junior subordinated debt indenture, which are limited to payment defaults and certain events of bankruptcy.

Reference to the indenture or the trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

•

First, the trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations on the extent to which the trustee acts on your behalf, described later under “—Default and Related Matters—Events of Default—Remedies if an Event of Default Occurs”; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures and the debt securities are governed by the laws of the State of New York. A copy of the senior debt indenture, dated as of June 16, 2016, the form of subordinated debt indenture and the form of junior subordinated debt indenture appear as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy.

We may issue as many distinct series of debt securities under any of the indentures as we wish. This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences with the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of some of the terms used in the indentures. We describe the meaning for only the more important terms. Whenever we refer to the defined terms of the indentures in this prospectus or in the prospectus supplement, those defined terms are incorporated by reference in this prospectus or in the prospectus supplement. You must look to the indentures for the most complete description of what we describe in summary form in this prospectus or in the prospectus supplement.

This summary also is subject to and qualified by reference to the description of the particular terms of your series of debt securities described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus.

There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount. The prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. As described in more detail in the prospectus supplement relating to any of the particular debt securities, the debt securities may also be issued as indexed securities or securities denominated in U.S. dollars or in a currency, currency unit or composite currency issued by the government or governments of one or more countries other than the United States or by any recognized confederation or association of such governments, which we refer to as a “foreign currency” in this section and which, together with U.S. dollars, we refer to as “currency” or “currencies” in this section. The prospectus supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and the pricing supplement, if any, relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities, a series of subordinated debt securities or a series of junior subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom any interest on the series of debt securities is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of (and premium, if any) and interest on the series of debt securities are payable;

•

the dates on which interest, if any, on the series of debt securities will be payable, the regular record dates for the interest payment dates and, in the case of junior subordinated debt securities, whether interest payments may be deferred;

•

whether any debt securities of the series may be redeemed at our option and, if so, the date or dates, if any, on which, the period or periods within which, the price or prices at which, the currency or currencies in which, and the other terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•

our obligation, if any, to redeem or purchase any series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which, any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

if the debt securities may be converted into or exercised or exchanged for our common stock, preferred stock or any other of our securities or other property, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000, the denominations in which the series of debt securities will be issuable;

•

the foreign currency in which the principal of or any premium and interest on any debt securities of the series will be payable if other than in U.S. Dollars and the manner of determining the equivalent thereof in U.S. dollars for any other purpose;

•

if the principal of or any premium or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies other than that or those in which such debt securities are stated to be payable, the currency or currencies in which the principal of or any premium or interest on such debt securities as to which such election is made will be payable, the periods within which or the dates on which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•

if the amount of payments of principal of and any premium or interest on the debt securities of the series may be determined with reference to an index, a formula or any other method, the manner in which such amounts will be determined;

•

if the series of debt securities will be issuable only in the form of a global security, as described under “—Legal Ownership—Global Securities”, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•

if other than the principal amount thereof, the portion of the principal amount of the series of debt securities which will be payable upon the declaration of acceleration of the maturity of such series of debt securities;

•	the applicability of the provisions described under “—Restrictive Covenants—Defeasance”;

•	any event of default under the series of debt securities if different from those described under “—Default and Related Matters—Events of Default—What Is an Event of Default?”;

•	any proposed listing of the series of debt securities on any securities exchange; and

•	any other special feature of the series of debt securities.

Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus.

Legal Ownership

Street Name and Other Indirect Holders

Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in “street name”. Instead, we would recognize only the bank or broker or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustees and those of any third parties employed by us or the trustees, run only to persons or entities who are the direct holders of debt securities (i.e., those who are registered as holders of debt securities). As noted above, we do not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What Is a Global Security? A global security is a special type of indirectly held security, as described above under “—Street Name and Other Indirect Holders”.

If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary.

Any person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that:

•	you cannot get debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•

you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “—Street Name and Other Indirect Holders”;

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

Special Situations When Global Security Will Be Terminated. In a few special situations described later, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled, “—Street Name and Other Indirect Holders” and “—Direct Holders”.

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary;

•	when we notify the trustee that we wish to terminate the global security; or

•	when an event of default on the debt securities has occurred and has not been cured.

Defaults are discussed below under “—Default and Related Matters”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not we or the applicable trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

Euroclear and Clearstream

If the depositary for a global security is The Depository Trust Company, which we refer to as “DTC”, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

In the remainder of this description, “you” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the previous subsection entitled “—Street Name and Other Indirect Holders”.

Overview of the Remainder of this Description The remainder of this description summarizes:

•	Additional Mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

•	your rights under several Special Situations, such as if we merge with another company or if we want to change a term of the debt securities;

•	Subordination Provisions in the subordinated debt indenture and the junior subordinated debt indenture that may prohibit us from making payments on those securities;

•

a Restrictive Covenant contained in the senior debt indenture that restricts our ability to incur liens and other encumbrances on the voting stock of some of our subsidiaries. A particular series of debt securities may have additional restrictive covenants, which will be described in the prospectus supplement;

•	situations in which we may invoke the provisions relating to Defeasance;

•	your rights if we Default or experience other financial difficulties; and

•	our Relationship With the Trustee.

Additional Mechanics

Form, Exchange and Transfer

The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in the prospectus supplement, in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered direct holders is called the security registrar. It will also register transfers of the debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the issuance, transfer or exchange of debt securities during the period beginning at the opening of business 15 days before the day we mail the notice of redemption and ending at the close of business on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

Notices

We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to direct holders will be repaid to us. After that one-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm. However, we may not take any of these actions or, with respect to the subordinated debt securities or the junior subordinated debt securities, buy or lease substantially all of the assets of another firm, unless the following conditions (among others) are met:

•

Either we must be the continuing entity or where we merge out of existence or sell or lease substantially all our assets, the other firm must be a corporation, partnership, trust, limited liability company or other similar entity organized under the laws of a State of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

•

The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded.

•

It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. We have promised in our senior debt indenture to limit these preferential rights on voting stock of any designated subsidiaries, called liens, as discussed under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of

Designated Subsidiaries”. If a merger or other transaction would create any liens on the voting stock of our designated subsidiaries, we must comply with that restrictive covenant, subject to certain exceptions. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenant to grant an equivalent or higher-ranking lien on the same voting stock to the direct holders of the senior debt securities.

Modification and Waiver

There are four types of changes we can make to each indenture and the debt securities issued under that indenture.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. The following is a list of those types of changes:

•	change the payment due date of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;

•	change the place, the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

•	impair your right to sue for payment of any amount due on your debt security;

•	impair any right that you may have to exchange or convert the debt security for or into securities or other property;

•	reduce the percentage of direct holders of debt securities whose consent is needed to modify or amend the applicable indenture;

•	reduce the percentage of direct holders of debt securities whose consent is needed to waive our compliance with certain provisions of the applicable indenture or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture.

Changes Requiring a Majority Vote. The second type of change to a particular indenture and the debt securities is the kind that requires a vote in favor by direct holders of debt securities owning a majority of the principal amount of all series affected thereby, voting together as a single class. Most changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, changes not requiring approval.

Each indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of securities of any other series.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities; provided that any amendment made solely to conform the provisions of an indenture or any series of debt securities to the corresponding description of such debt securities contained in this prospectus, any applicable prospectus supplement or other offering document shall be deemed to not adversely affect the interests of the holders of the debt securities.

Changes by Waiver Requiring a Majority Vote. Fourth, we need a vote by direct holders of senior debt securities owning a majority of the principal amount of the particular series affected to obtain a waiver of certain of the restrictive covenants, including the one described later under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries”. We also need such a majority vote to obtain a waiver of any past default, except a payment default listed in the first category described later under “—Default and Related Matters—Events of Default”.

Modification of Subordination Provisions. In addition, we may not modify the subordination provisions of the subordinated debt indenture or the junior subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities or junior subordinated debt securities, as the case may be, of any one or more series in any material respect, without the consent of the direct holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known (for example, because it is based on an index) we will use a special rule for that debt security described in the prospectus supplement; or

•	for debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “—Defeasance—Full Defeasance” or if they are owned by us or any of our affiliates.

We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In some circumstances, the trustee will be entitled to set a record date for action by direct holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are direct holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or the debt securities or request a waiver.

Subordination Provisions

Direct holders of subordinated debt securities or junior subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture and junior subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture. Junior subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the junior subordinated debt indenture, to all of our senior indebtedness, as defined in the junior subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture and subordinated debt indenture.

Subject to the qualifications described below, the term “senior indebtedness” is defined in the subordinated debt indenture to include principal of, and interest and premium (if any) on, and any other payment due pursuant to any of the following, whether incurred prior to, on or after the date of this prospectus:

•

all of our obligations (other than obligations pursuant to the subordinated debt indenture, the subordinated debt securities, the junior subordinated debt indenture and the junior subordinated debt securities) for borrowed money;

•	all of our obligations evidenced by notes, debentures, bonds or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	all of our obligations under leases required to be capitalized under U.S. generally accepted accounting principles;

•	all of our reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

•

all of our obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•

all of our payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of ours;

•

all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have assumed or guaranteed or for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise;

•	all compensation and reimbursement obligations of ours to the trustee pursuant to the subordinated debt indenture and the junior subordinated debt indenture; and

•	all amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any of the above types of indebtedness.

Notwithstanding anything to the contrary in the foregoing, under the subordinated debt indenture, senior indebtedness will not include:

•	indebtedness we owe to a subsidiary of ours or our employees;

•	indebtedness which, by its terms, expressly provides that it does not rank senior to the subordinated debt securities;

•

indebtedness incurred for the purchase of goods, materials or property, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business; and

•	indebtedness we may incur in violation of the subordinated debt indenture.

Subject to the qualifications described below, the term “senior indebtedness” is defined in the junior subordinated debt indenture to include principal of, and interest and premium (if any) on, and any other payment due pursuant to any of the following, whether incurred prior to, on or after the date of this prospectus:

•	all of our obligations (other than obligations pursuant to the junior subordinated debt indenture and the junior subordinated debt securities) for money borrowed;

•

all of our obligations evidenced by notes, debentures, bonds or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses and including all other debt securities issued by us to any trust or a trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for us, in connection with the issuance of securities by such vehicles (including but not limited to the junior subordinated debentures, series A, issued pursuant to the indenture, dated as of December 24, 1996, between USF&G Corporation and The Bank of New York, as supplemented, the junior subordinated debentures, series C, issued pursuant to the indenture, dated as of July 8, 1997, between USF&G Corporation and The Bank of New York, as supplemented, and the junior subordinated deferrable interest debentures, issued pursuant to the indenture, dated as of December 23, 1997, between MMI Companies, Inc. and The Bank of New York, as supplemented);

•	all of our obligations under leases required to be capitalized under U.S. generally accepted accounting principles;

•	all of our reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

•

all of our obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•

all of our payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of ours;

•

all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have assumed or guaranteed or for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise;

•	all compensation and reimbursement obligations of ours to the trustee pursuant to the junior subordinated debt indenture; and

•	all amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any of the above types of indebtedness.

The junior subordinated debt securities will rank senior to all of our equity securities.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

Notwithstanding anything to the contrary in the foregoing, under the junior subordinated debt indenture, senior indebtedness will not include:

•	indebtedness incurred for the purchase of goods, materials or property, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business;

•	any indebtedness which by its terms expressly provides that it is not superior in right of payment to the junior subordinated debt securities; or

•	any of our indebtedness owed to a person who is our subsidiary or our employees.

Each of the subordinated debt indenture and junior subordinated debt indenture provides that no payment or other distribution may be made in respect of any subordinated debt securities or junior subordinated debt securities, as the case may be, in the following circumstances:

•

in the event of any default in the payment of principal of (or premium, if any) or interest on any senior indebtedness (as defined in the applicable indenture) when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption, mandatory payment or prepayment or otherwise (“senior payment default”), unless and until such senior payment default has been cured or waived; or

•

in the event of any senior nonmonetary default (as defined below), during the period commencing on the date of receipt by us and the trustee of written notice of such senior nonmonetary default from the holder of such senior indebtedness and ending (subject to any blockage of payments that may then or thereafter be in effect as the result of any senior payment default) on the earlier of (i) the date on which the senior indebtedness to which such senior nonmonetary default relates is discharged or such senior nonmonetary default has been cured or waived in writing or has ceased to exist and any acceleration of senior indebtedness to which such senior nonmonetary default relates has been rescinded or annulled or (ii) the 179th day after the date of such receipt of such written notice. “Senior nonmonetary default” is defined as the occurrence and continuance of any default (other than a senior payment default) or any event which, after notice or lapse of time (or both), would become an event of default (other than a senior payment default), under the terms of any instrument or agreement pursuant to which any senior indebtedness is outstanding, permitting a holder of such senior indebtedness (or a trustee or agent on behalf of the holder) to declare such senior indebtedness due and payable prior to the date on which it would otherwise become due and payable.

If the trustee under the subordinated debt indenture or junior subordinated debt indenture, as the case may be, or any direct holders of the subordinated debt securities or junior subordinated debt securities, as the case may be, receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the direct holders will have to repay that money to the direct holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities or junior subordinated debt securities, as the case may be, of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture or the junior subordinated debt indenture, as the case may be, and the direct holders of that series can take action against us, but they will not receive any money until the claims of the direct holders of senior indebtedness have been fully satisfied.

Restrictive Covenants

General

We have made certain promises in each indenture called “covenants” where, among other things, we promise to maintain our corporate existence and all licenses and material permits necessary for our business. In addition, in the senior debt indenture, we have made the promise described in the next paragraph. The subordinated debt indenture and junior subordinated debt indenture do not include the promise described in the next paragraph.

Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries

Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. In the senior debt indenture, we promise not to create, issue, assume, incur or guarantee any indebtedness for borrowed money that is secured by a mortgage, pledge, lien, security interest or other encumbrance on any voting stock of a designated subsidiary, unless we also secure all the senior debt securities that are deemed outstanding under the senior debt indenture equally and ratably with, or prior to, the indebtedness being secured, together with, at our election, any of our or any designated subsidiary’s other indebtedness. This promise does not restrict our ability to sell or otherwise dispose of our interests in any designated subsidiary. Furthermore, this restriction does not apply to any indebtedness secured by:

•	liens on any shares of stock or indebtedness of or acquired from an entity merged or consolidated with or into, or otherwise acquired by us or any of our subsidiaries; and

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the bullet point immediately above.

As used here:

•	“voting stock” means all classes of stock (including any interest in such stock) outstanding of a designated subsidiary that are normally entitled to vote in elections of directors;

•

“designated subsidiary” means any of our subsidiaries that, together with its subsidiaries, has assets exceeding 20% of our consolidated assets. As of the date of this prospectus, The Travelers Indemnity Company is the only subsidiary satisfying this 20% test. For purposes of applying the 20% test, the assets of a subsidiary and our consolidated assets are both determined as of the last day of the most recent calendar quarter ended at least 30 days prior to the date of the 20% test and in accordance with generally accepted accounting principles as in effect on the last day of such calendar quarter; and

•

“subsidiary” means a corporation in which we and/or one or more of our other subsidiaries owns more than 50% of the voting stock, which is a kind of stock that ordinarily permits its owners to vote for election of directors.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities unless we choose to have them not apply to that series. If we do so choose, we will state that in the prospectus supplement.

Full Defeasance

If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following arrangements for you to be repaid:

•

we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and government obligations, which has the meaning set forth below, that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•

there must be a change in current federal tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and such defeasance had not occurred. (Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.);

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

•	in the case of the subordinated debt securities and junior subordinated debt securities, the following requirements must also be met:

•

no event or condition may exist that, under the provisions described above under “—Subordination Provisions”, would prevent us from making payments of principal, premium or interest on those subordinated debt securities or junior subordinated debt securities, as the case may be, on the date of the deposit referred to above or during the 90 days after that date; and

•

we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of direct holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the direct holders of the subordinated debt securities or junior subordinated debt securities, as the case may be, would be entitled to some enumerated rights as secured creditors in the trust funds.

If we accomplished full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. In addition, in the case of subordinated debt securities and junior subordinated debt securities, the provisions described above under “—Subordination Provisions” will not apply. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

The term “government obligations” means securities that are, in the case of a series of debt securities denominated in U.S. dollars, direct obligations of, or obligations guaranteed on an unconditional basis by, the United States of America and in the case of a series of debt securities denominated in a foreign currency, direct obligations of, or obligations guaranteed on an unconditional basis by, a national government that has issued or adopted such foreign currency as its currency for legal tender, and with respect to each such series of debt securities earlier described in this sentence, direct obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government, to the extent applicable, where, in each case, any payments thereunder are unconditionally guaranteed as a full faith and credit obligation by such government and such government securities are not callable or redeemable at the option of the issuer thereof.

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•

we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and government obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•

we must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and such covenant defeasance had not occurred.

If we accomplish covenant defeasance, the following provisions, among others, of the indentures and the debt securities would no longer apply:

•

our promises regarding conduct of our business previously described under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries” and any other covenants applicable to the series of debt securities described in the prospectus supplement;

•	the condition regarding the treatment of liens when we merge or engage in similar transactions, as described under “—Special Situations—Mergers and Similar Events”; and

•	the events of default relating to breach of covenants, described under “—Default and Related Matters—Events of Default—What Is an Event of Default?”.

In addition, in the case of subordinated debt securities and junior subordinated debt securities, the provisions described above under “—Subordination Provisions” will not apply if we accomplish covenant defeasance.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust deposit. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default and Related Matters

Ranking With Our Other Unsecured Creditors

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means that you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our debt obligations, and therefore, they rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities and the junior subordinated debt securities are subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture and the junior subordinated debt indenture, as the case may be.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” generally means any of the following:

•	we do not pay the principal or any premium on a debt security on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•	we do not deposit money into a separate custodial account, known as sinking fund, when such deposit is due, if we agree to maintain any such sinking fund;

•

we remain in breach of the restrictive covenant described previously under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries” or any other covenant or warranty of the applicable indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or direct holders of at least 25% in aggregate principal amount of debt securities of the affected series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default described in the prospectus supplement occurs.

However, unless otherwise specified in the applicable prospectus supplement, under the terms of the junior subordinated debt indenture, a covenant default and failure to deposit money into a sinking fund when required are not an event of default.

Remedies If an Event of Default Occurs. If you are a holder of a subordinated debt or junior subordinated debt security, all remedies available upon the occurrence of an event of default under the applicable indenture will be subject to the restrictions on the subordinated debt securities and junior subordinated debt securities, as the case may be, described above under “—Subordination Provisions”. If an event of default has occurred and has not been cured, the trustee or the direct holders of 25% in aggregate principal amount of the debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be canceled by the direct holders of at least a majority in principal amount of the debt securities of the affected series.

Reference is made to the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the direct holders offer the trustee reasonable protection from expenses and liability, called an indemnity. If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•

the direct holders of 25% in aggregate principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice; and

•	the trustee must have not taken action for 90 days after receipt of the above notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

Our Relationship with the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the senior debt indenture, the subordinated debt indenture and the junior subordinated debt indenture. The Bank of New York Mellon is also a lender under a revolving credit agreement among us and a syndicate of financial institutions providing for aggregate borrowing by us of a maximum of $1.0 billion. No borrowings under this facility were outstanding at June 10, 2019. The Bank of New York Mellon or its affiliates are also the trustee under other indentures pursuant to which we or our subsidiaries have issued debt securities and have provided, and may in the future provide, commercial and investment banking services to us from time to time.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

We may issue preferred stock in one or more series, as described below. The following briefly summarizes the provisions of our amended and restated articles of incorporation that would be important to holders of our preferred stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated articles of incorporation which is an exhibit to the registration statement which contains this prospectus.

The description of most of the financial and other specific terms of your series will be in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your series of preferred stock as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock.

Reference in this prospectus to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designation filed as part of our amended and restated articles of incorporation. Reference to your prospectus supplement means the prospectus supplement describing the specific terms of the preferred stock you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Our Authorized Preferred Stock

Our amended and restated articles of incorporation authorize 1,755,000,000 shares of capital stock consisting of 1,745,000,000 shares of common stock, 5,000,000 undesignated shares and 5,000,000 preferred shares.

Under our amended and restated articles of incorporation, our board of directors is authorized, without further action by our shareholders, to establish from the 5,000,000 undesignated shares one or more classes and series of shares, to designate each such class and series, to fix the relative rights and preferences of each such class and series and to issue such shares; provided that in no event shall our board of directors fix a preference with respect to a distribution in liquidation in excess of $100 per share plus accrued and unpaid dividends, if any. In addition, under our amended and restated articles of incorporation, our board of directors is authorized, without further action by our shareholders, to establish from the 5,000,000 preferred shares authorized by our amended and restated articles of incorporation one or more classes and series of preferred shares, to designate each such class and series, to fix the relative rights and preferences of each such class and series without any restrictions and to issue such shares. Such rights and preferences may be superior to common stock as to dividends, distributions of assets (upon liquidation or otherwise) and voting rights. Undesignated shares and preferred shares may be convertible into shares of any other series or class of stock, including common stock, if our board of directors so determines.

Our board of directors will fix the terms of the series of preferred stock it designates by resolution adopted before we issue any shares of the series of preferred stock.

The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation of number of shares and stated value of the preferred stock;

•

the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated articles of incorporation.

When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on a parity in all respects with each other series of preferred stock and prior to our common stock as to dividends and any distribution of our assets.

Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, the rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes, which may include issuances to obtain additional financing in connection with acquisitions and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s and may be mandatorily redeemed.

Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable and will be described in the applicable prospectus supplement.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption, and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Dividends

Holders of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors from funds legally available for payment of dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each series of preferred stock.

Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

We may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Conversion or Exchange Rights

The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of our preferred stock or any other securities.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the common stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference of each security. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designation establishing the series; or

•	as required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered and provide any additional provisions applicable to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the form of deposit agreement, which will be filed or incorporated by reference as an exhibit to the registration statement which contains this prospectus.

Description of Depositary Shares

We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying a fraction or a multiple of a share of preferred stock in accordance with the terms of the applicable prospectus supplement.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.

Conversion or Exchange

The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;

•	plus all money and any other property represented by one depositary share; and

•	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not been paid.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or common stock or to exchange the preferred stock for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares provide for this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges (other than any change in the fees of any depositary, registrar or transfer agent) or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Preferred Stock”, to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:

•	we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct;

•

we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

•	we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of the notice of resignation or removal of the depositary, we will appoint a successor depositary.

DESCRIPTION OF OUR COMMON STOCK

The following briefly summarizes the provisions of our amended and restated articles of incorporation and bylaws that would be important to holders of common stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated articles of incorporation and amended and restated bylaws which are exhibits to the registration statement which contains this prospectus.

Our Common Stock

Our amended and restated articles of incorporation authorize 1,755,000,000 shares of capital stock consisting of 1,745,000,000 shares of common stock, 5,000,000 undesignated shares and 5,000,000 preferred shares. As of June 3, 2019, there were 261,270,318 shares of common stock outstanding, which were held by 39,381 shareholders of record.

Each share of common stock is entitled to participate pro rata in distributions upon liquidation, subject to the rights of holders of preferred shares, and to one vote on all matters submitted to a vote of shareholders, including the election of directors. Holders of common stock have no preemptive or similar equity preservation rights, and cumulative voting of shares in the election of directors is prohibited.

The holders of common stock may receive cash dividends as declared by our board of directors out of funds legally available for that purpose, subject to the rights of any holders of preferred shares. We are a holding company, and our primary source for the payment of dividends is dividends from our subsidiaries. Various state laws and regulations limit the amount of dividends that may be paid to us by our insurance subsidiaries. The declaration and payment of future dividends to holders of our common stock will be at the discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, capital requirements of our operating subsidiaries, legal requirements, regulatory constraints and other factors as the board of directors deems relevant. Dividends will be paid by us only if declared by our board of directors out of funds legally available, subject to any restrictions that may be applicable to us.

The outstanding shares of common stock are, and the shares of common stock offered by the registration statement when issued will be, fully paid and nonassessable.

Our common stock is listed on the New York Stock Exchange under the symbol “TRV”.

Transfer Agent

The transfer agent and registrar for our common stock is Equiniti Trust Company.

Limitation of Liability and Indemnification Matters

We are subject to Minnesota Statutes, Chapter 302A. Minnesota Statutes, Section 302A.521, provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity (as defined in Section 302A.521 of the Minnesota Statutes) of that person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan), settlements and reasonable expenses (including attorneys’ fees and disbursements), incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of that person complained of in the proceeding, that person:

•	has not been indemnified therefor by another organization or employee benefit plan;

•	acted in good faith;

•	received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied;

•	in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

•

reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in that person’s official capacity for the corporation, or, in the case of acts or omissions in that person’s official capacity for other affiliated organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

Our bylaws provide that we will indemnify and make permitted advances to a person made or threatened to be made a party to a proceeding by reason of his former or present official capacity against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements and reasonable expenses (including, without limitation, attorneys’ fees and disbursements) incurred by that person in connection with the proceeding in the manner and to the fullest extent permitted or required by Section 302A.521.

We have directors’ and officers’ liability insurance policies, in amounts deemed appropriate and subject to various deductibles, conditions and limitations.

DESCRIPTION OF WARRANTS WE MAY OFFER

General

We may issue warrants to purchase senior debt securities, subordinated debt securities, junior subordinated debt securities, preferred stock, depositary shares, common stock or any combination of these securities, and these warrants may be issued by us independently or together with any underlying securities and may be attached or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which will be filed or incorporated by reference as an exhibit to the registration statement which contains this prospectus.

The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency, as that term is used in the section entitled “Description of Debt Securities We May Offer”, investors may use to pay for the warrants;

•	the designation, aggregate principal amount and terms of the underlying securities purchasable upon exercise of the warrants;

•

the price at which and the currency, as defined above, in which investors may purchase the underlying securities purchasable upon exercise of the warrants and any provisions for changes to or adjustments in such exercise price;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock, depositary shares or common stock will not have any rights of holders of the preferred stock, depositary shares or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, depositary shares or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of shares of our common stock, preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or to both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

•	whether the stock purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement, a form of which will be filed or incorporated by reference as an exhibit to the registration statement which contains this prospectus, and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF UNITS WE MAY OFFER

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement, a form of which will be filed or incorporated by reference as an exhibit to the registration statement which contains this prospectus, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF PREFERRED SECURITIES THAT THE TRUSTS MAY OFFER

The following summary outlines the material terms and provisions of the preferred securities that the Trusts may offer. The particular terms of any preferred securities a Trust offers and the extent, if any, to which these general terms and provisions may or may not apply to the preferred securities will be described in the applicable prospectus supplement.

Each of the Trusts will issue the preferred securities under a declaration of trust which we will enter into at the time of any offering of preferred securities by such Trust. The declarations of trust for the Trusts are subject to and governed by the Delaware law and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and BNY Mellon Trust of Delaware will act as Delaware trustee and The Bank of New York Mellon Trust Company, N.A. will act as institutional trustee under the declarations of trusts for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the preferred securities will be those contained in the applicable declaration of trust and those made part of the declaration of trust by the Trust Indenture Act and the Delaware Statutory Trust Act. The following summary may not be complete and is subject to, and qualified in its entirety by reference to, the declarations of trust, a form of which is filed or incorporated by reference as an exhibit to the registration statement which contains this prospectus, the Trust Indenture Act and the Delaware Statutory Trust Act.

Terms

Each declaration of trust will provide that the applicable Trust may issue, from time to time, only one series of preferred securities and one series of common securities. The preferred securities will be offered to investors and the common securities will be held by us. The terms of the preferred securities, as a general matter, will mirror the terms of the senior, subordinated or junior subordinated debt securities that we will issue to a Trust in exchange for the proceeds of the sales of the preferred and common securities, and because the preferred securities represent undivided interests in the related debt securities, any conversion feature applicable to the preferred securities will mirror the terms of the convertible debt securities or warrants, if any, that we will have issued to such Trust. If we fail to make a payment on the senior, subordinated or junior subordinated debt securities, the Trust holding those debt securities will not have sufficient funds to make related payments, including cash distributions, on its preferred securities. If the related debt securities, and, accordingly, the preferred securities are convertible into or exchangeable for shares of our common stock or other securities, in the event that we fail to perform under any convertible debt securities or warrants we issue to a Trust, such Trust will be unable to distribute to the holders any of our shares of common stock or other securities to be distributed to the holders of the preferred securities upon their conversion.

You should refer to the applicable prospectus supplement relating to the preferred securities for specific terms of the preferred securities, including, but not limited to:

•	the distinctive designation of the preferred securities and common securities;

•	the total and per-security-liquidation amount of the preferred securities;

•

the annual distribution rate, or method of determining the rate at which the Trust issuing the securities will pay distributions, on the preferred securities and the date or dates from which distributions will accrue;

•	the date or dates on which the distributions will be payable and any corresponding record dates;

•	the right, if any, to defer distributions on the preferred securities upon extension of the interest payment period of the related debt securities;

•

whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depositary for the global certificates and the specific terms of the depositary arrangement;

•

the amount or amounts which will be paid out of the assets of the Trust issuing the securities to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the Trust;

•	any obligation of the Trust to purchase or redeem preferred securities issued by it and the terms and conditions relating to any redemption obligation;

•	any voting rights of the preferred securities;

•	any terms and conditions upon which the debt securities held by the Trust issuing the preferred securities may be distributed to holders of preferred securities;

•

if the related debt securities, and, accordingly, the preferred securities may be converted into or exercised or exchanged for our common stock or preferred stock or any other of our securities, the terms on which conversion, exercise or exchange is mandatory, at the option of the holder or at the option of the Trust, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	any securities exchange on which the preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities not inconsistent with the applicable declaration of trust or with applicable law.

We will guarantee the common and preferred securities to the extent described below under “Description of Trust Guarantees”. Our guarantee, when taken together with our obligations under the related debt securities and the related indenture and any warrants and related warrant agreement, and our obligations under the declarations of trust, would provide a full, irrevocable and unconditional guarantee of amounts due on any common and preferred securities and the distribution of any securities to which the holders would be entitled upon conversion of the common and preferred securities, if the related debt securities, and, accordingly, the common and preferred securities are convertible into or exchangeable for shares of our common stock or other securities. Certain United States federal income tax considerations applicable to any offering of preferred securities will be described in the applicable prospectus supplement.

Liquidation Distribution Upon Dissolution

Unless otherwise specified in an applicable prospectus supplement, each declaration of trust states that the applicable Trust will be dissolved:

•	on the expiration of the term of the Trust;

•	upon bankruptcy, dissolution or liquidation of us or the holder of the common securities of the Trust;

•	upon our written direction to the institutional trustee to dissolve the Trust and distribute the related debt securities directly to the holders of the preferred securities and common securities;

•	upon the redemption by the Trust of all of the preferred and common securities in accordance with their terms; or

•	upon entry of a court order for the dissolution of the Trust.

Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with redemption, after a Trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities issued by the Trust will be entitled to receive:

•

distributions in an amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment, unless in connection with such dissolution, the related debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment, have been distributed on a pro rata basis to the holder in exchange for such preferred or common securities; and

•	if we issued warrants to the Trust, a number of warrants equal to the holders’ proportionate share to total number of warrants held by the Trust.

If a Trust cannot pay the full amount due on its preferred and common securities because it has insufficient assets available for payment, then the amounts payable by the Trust on its preferred and common securities will be paid on a pro rata basis. However, if an event of default under the indenture has occurred and is continuing with respect to any series of related debt securities, the total amounts due on the preferred securities will be paid before any distribution on the common securities.

Events of Default

The following will be events of default under each declaration of trust:

•	an event of default under the applicable debt indenture occurs with respect to any related series of debt securities; or

•	any other event of default specified in the applicable prospectus supplement occurs.

At any time after a declaration of acceleration has been made with respect to a related series of debt securities and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the affected preferred securities may rescind any declaration of acceleration with respect to the related debt securities and its consequences:

•

if we have paid or deposited with the trustee funds sufficient to pay all overdue principal of and premium and interest on the related debt securities and other amounts due to the indenture trustee and the institutional trustee; and

•

if all existing events of default with respect to the related debt securities have been cured or waived except non-payment of principal and interest on the related debt securities that has become due solely because of the acceleration.

The holders of a majority in liquidation amount of the affected preferred securities may waive any past default under the indenture with respect to related debt securities, other than a default in the payment of principal of, or any premium or interest on, any related debt security or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each affected outstanding related debt security. In addition, the holders of at least a majority in liquidation amount of the affected preferred securities may waive any past default under the declarations of trust, subject to certain qualifications provided in the declaration of trust.

The holders of a majority in liquidation amount of the affected preferred securities shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the institutional trustee or to direct the exercise of any trust or power conferred on the institutional trustee under the declarations of trust.

A holder of preferred securities may institute a legal proceeding directly against us, without first instituting a legal proceeding against the institutional trustee or anyone else, for enforcement of payment to the holder of principal and any premium or interest on the related series of debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder, if we fail to pay principal and any premium or interest on the related series of debt securities when payable.

We are required to furnish annually, to the institutional trustee for the Trusts, officers’ certificates to the effect that, to the best knowledge of the individuals providing the certificates, we and the Trusts are not in default under the applicable declaration of trust or, if there has been a default, specifying the default and its status.

Consolidation, Merger or Amalgamation of the Trusts

Each of the Trusts may not consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as described in “—Liquidation Distribution Upon Dissolution”. Each Trust may, with the consent of the administrative trustees but without the consent of the holders of the outstanding preferred securities or the other trustees of the Trust, consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized under the laws of any State if:

•	the successor entity either:

•	expressly assumes all of the obligations of the Trust relating to its preferred and common securities; or

•

substitutes for the Trust’s preferred securities other securities having substantially the same terms as the preferred securities, so long as the substituted successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

•	we appoint a trustee of the successor entity who has substantially the same powers and duties as the institutional trustee of the Trust;

•

the successor securities are listed or traded, or any substituted successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

•

the merger, consolidation, amalgamation or replacement (the “merger event”) does not cause the preferred securities or any substituted successor securities to be downgraded by any national rating agency;

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the preferred or common securities or any substituted successor securities in any material respect;

•	the successor entity has a purpose substantially identical to that of the Trust;

•	prior to the merger event, we shall provide to the Trust an opinion of counsel from a nationally recognized law firm stating that:

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the Trust’s preferred or common securities in any material respect;

•	following the merger event, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

•	following the merger event, the Trust or the successor entity will continue to be classified as a grantor trust for United States federal tax purposes; and

•

we own, or our permitted transferee owns, all of the common securities of the successor entity and we guarantee or our permitted transferee guarantees the obligations of the successor entity under the substituted successor securities at least to the extent provided under the applicable preferred securities guarantee.

In addition, unless all of the holders of the preferred and common securities approve otherwise, a Trust may not consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into or replace it if the transaction would cause the Trust or the successor entity to be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights

Unless otherwise specified in the applicable prospectus supplement, the holders of the preferred securities will have no voting rights except as discussed below and under “—Amendment to the Declarations of Trust” and “Description of Trust Guarantees—Modification of the Trust Guarantees; Assignment” and as otherwise required by law.

If any proposed amendment to a declaration of trust provides for, or the trustee of the Trust otherwise proposes to effect:

•

any action that would adversely affect the powers, preferences or special rights of the preferred securities in any material respect, whether by way of amendment to the declaration of trust or otherwise; or

•

the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the declaration of trust, then the holders of the affected preferred securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the affected preferred securities.

The holders of a majority in aggregate liquidation amount of the preferred securities issued by a Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee, or direct the exercise of any trust or power conferred upon the institutional trustee under the applicable declaration of trust, including the right to direct the institutional trustee, as holder of the debt securities and, if applicable, the warrants, to:

•

direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee for any related debt securities or execute any trust or power conferred on the indenture trustee with respect to the related debt securities;

•	if we issue warrants to the Trust, direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee as the registered holder of the warrants;

•	waive certain past defaults under the indenture with respect to any related debt securities, or the warrant agreement with respect to any warrants;

•	cancel an acceleration of the maturity of the principal of any related debt securities; or

•	consent to any amendment, modification or termination of the indenture or any related debt securities or the warrant agreement or warrants where consent is required.

In addition, before taking any of the foregoing actions, we will provide to the institutional trustee an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

The institutional trustee will notify all preferred securities holders of a Trust of any notice of default received from the indenture trustee with respect to the debt securities held by the Trust.

Any required approval of the holders of preferred securities may be given at a meeting of the holders of the preferred securities convened for the purpose or pursuant to written consent. The administrative trustees will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the preferred securities at the holder’s registered address at least 7 days and not more than 60 days before the meeting.

No vote or consent of the holders of the preferred securities will be required for a Trust to redeem and cancel its preferred securities in accordance with its declaration of trust.

Notwithstanding that holders of the preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, or any affiliate of ours will, for purposes of any vote or consent, be treated as if they were not outstanding.

Amendment to the Declarations of Trust

The declarations of trust may be amended from time to time by us and the institutional trustee and the administrative trustees of the Trust, without the consent of the holders of the preferred securities, to:

•	cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision;

•	add to the covenants, restrictions or obligations of the sponsor; or

•

modify, eliminate or add to any provisions to the extent necessary to ensure that the Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, to ensure that the debt securities held by the Trust are treated as indebtedness for United States federal income tax purposes or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act of 1940, as amended; provided, however, that, in each case, the amendment would not adversely affect in any material respect the interests of the holders of the preferred securities.

Other amendments to the declarations of trust may be made by us and the trustees of the Trust upon approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities of a Trust and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause the Trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, affect the treatment of the debt securities held by the Trust as indebtedness for United States federal income tax purposes or affect the Trust’s exemption from the Investment Company Act of 1940, as amended.

Notwithstanding the foregoing, without the consent of each affected holder of common or preferred securities of a Trust, a declaration of trust may not be amended to:

•

change the amount or timing of any distribution on the common or preferred securities of the Trust or otherwise adversely affect the amount of any distribution required to be made in respect of the securities as of a specified date;

•	change any of the conversion or redemption provisions; or

•	restrict the right of a holder of any securities to institute suit for the enforcement of any payment on or after the distribution date.

Removal and Replacement of Trustees

Unless an event of default exists under the declaration of trust or, if the preferred securities are convertible and there is a separate warrant agreement, the warrant agreement, we may remove the institutional trustee and the Delaware trustee at any time. If an event of default exists, the institutional trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees because these voting rights are vested exclusively in us as the holder of all the Trust’s common securities. No resignation or removal of the institutional trustee or the Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the applicable declaration of trust.

Merger or Consolidation of Trustees

Any entity into which the institutional trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the applicable declaration of trust; provided, however, that the entity shall be otherwise qualified and eligible.

Information Concerning the Institutional Trustee

For matters relating to compliance with the Trust Indenture Act, the institutional trustee for the Trusts will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Except if an event of default exists under the declarations of trust, the institutional trustee will undertake to perform only the duties specifically set forth in declarations of trust. While such an event of default exists, the institutional trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the institutional trustee is not obligated to exercise any of the powers vested in it by the applicable declaration of trust at the request of any holder of preferred securities, unless the institutional trustee is offered an indemnity reasonably satisfactory to it against the costs, expenses and liabilities that it might incur. But the holders of preferred securities will not be required to offer indemnity if the holders, by exercising their voting rights, direct the institutional trustee to take any action that is provided for in the declaration of trust following a declaration of an event of default.

The Bank of New York Mellon Trust Company, N.A., which is the institutional trustee for the Trusts, also serves as the senior debt indenture trustee, the subordinated debt indenture trustee, the junior subordinated debt indenture trustee and the guarantee trustee under the trust guarantee described below. We and certain of our affiliates maintain banking relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates, which are described above under “Description of Debt Securities We May Offer—Our Relationship With the Trustee”.

Miscellaneous

The administrative trustees of the each of the Trusts are authorized and directed to conduct the affairs of and to operate the applicable Trust in such a way that:

•	the Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes;

•	the debt securities held by the Trust will be treated as indebtedness of ours for United States federal income tax purposes; and

•	the Trust will not be deemed to be an investment company required to be registered under the Investment Company Act of 1940, as amended.

The administrative trustees are authorized to take any action, so long as it is consistent with applicable law, the certificate of trust or the applicable declaration of trust, that the administrative trustees determine to be necessary or desirable for the above purposes, as long as it does not materially and adversely affect the holders of the securities.

Registered holders of the preferred securities have no preemptive or similar rights.

No Trust may, among other things, incur indebtedness.

Governing Law

The declarations of trust and the preferred securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

DESCRIPTION OF TRUST GUARANTEES

The following describes certain general terms and provisions of the trust guarantees which we will execute and deliver for the benefit of the holders from time to time of preferred securities and the common securities issued by the Trusts. The trust guarantees will be separately qualified as an indenture under the Trust Indenture Act, and The Bank of New York Mellon Trust Company, N.A. will act as trustee under the trust guarantees for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the trust guarantees will be those contained in the trust guarantees and those made part of the trust guarantees by the Trust Indenture Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the forms of trust guarantees, which are filed or incorporated by reference as exhibits to the registration statement which contains this prospectus, and the Trust Indenture Act. The trust guarantees will be held by the guarantee trustee of each Trust for the benefit of the holders of the preferred securities.

General

We will irrevocably and unconditionally agree to pay or make the following payments or distributions with respect to common and preferred securities, in full, to the holders of the common and preferred securities, as and when they become due regardless of any defense, right of set-off or counterclaim that a Trust may have except for the defense of payment:

•

any accumulated and unpaid distributions which are required to be paid on the common and preferred securities, to the extent the Trust does not make such payments or distributions but has sufficient funds available to do so;

•

the redemption price and all accumulated and unpaid distributions to the date of redemption with respect to any preferred securities called for redemption, to the extent the Trust does not make such payments or distributions but has sufficient funds available to do so; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of related debt securities to the holders of preferred securities or the redemption of all of the preferred securities), the lesser of:

•

the total liquidation amount and all accumulated and unpaid distributions on the common and preferred securities to the date of payment, to the extent the Trust does not make such payments or distributions but has sufficient funds available to do so; and

•	the amount of assets of the Trust remaining available for distribution to holders of such common and preferred securities in liquidation of the Trust.

Our obligation to make a payment under the trust guarantee may be satisfied by our direct payment of the required amounts to the holders of common and preferred securities to which the trust guarantee relates or by causing a Trust to pay the amounts to the holders. Payments under the trust guarantee will be made on the common and preferred securities on a pro rata basis. However, if an event of default under the applicable indenture has occurred and is continuing with respect to any series of related debt securities, the total amounts due on the preferred securities will be paid before any payment on the common securities.

Modification of the Trust Guarantees; Assignment

Except with respect to any changes which do not adversely affect the rights of holders of preferred securities in any material respect (in which case no vote will be required), each trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding common and preferred securities to which the trust guarantee relates. The manner of obtaining the approval of holders of the preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in each trust guarantee will bind our successors, assigns, receivers, trustees and representatives and will be for the benefit of the holders of the outstanding common and preferred securities to which each trust guarantee relates.

Termination

Each trust guarantee will terminate when any of the following has occurred:

•	all common and preferred securities to which the trust guarantee relates have been paid in full or redeemed in full by us, the applicable Trust or both;

•	the debt securities held by the applicable Trust have been distributed to the holders of the common and preferred securities; or

•	the amounts payable in accordance with the applicable declaration of trust upon liquidation of the Trust have been paid in full.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of common and preferred securities to which each trust guarantee relates must restore payment of any amounts paid on the common and preferred securities or under each trust guarantee.

Events of Default

There will be an event of default under the trust guarantees if we fail to perform any of our payment or other obligations under the trust guarantees. However, other than with respect to a default in payment of any guarantee payment, we must have received notice of default and not have cured the default within 90 days after receipt of the notice. We, as guarantor, will be required to file annually with the guarantee trustee a certificate regarding our compliance with the applicable conditions and covenants under each of our trust guarantees.

Each trust guarantee will constitute a guarantee of payment and not of collection. The holders of a majority in liquidation amount of the common and preferred securities to which a trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of such trust guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under such trust guarantee. If the guarantee trustee fails to enforce the applicable trust guarantee, any holder of common or preferred securities to which the trust guarantee relates may institute a legal proceeding directly against us to enforce the holder’s rights under the trust guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or anyone else. If we do not make a guarantee payment, a holder of common or preferred securities may directly institute a proceeding against us for enforcement of the trust guarantee for such payment.

Status of the Trust Guarantees

The applicable prospectus supplement relating to the preferred securities will indicate whether the applicable trust guarantee is our senior or subordinated obligation. If such trust guarantee is our senior obligation, it will be our general unsecured obligation and will rank equal to our other senior and unsecured obligations.

Unless otherwise specified in the applicable prospectus supplement, if such trust guarantee is our subordinated obligation, it will be our general unsecured obligation and will rank as follows:

•	subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture or the junior subordinated debt indenture, as the case may be;

•

on parity with (i) our most senior preferred or preference stock currently outstanding or issued in the future, (ii) our guarantees currently outstanding or issued in the future in respect of other preferred securities our affiliates have issued or may issue and (iii) other issues of subordinated debt securities; and

•	senior to our common stock.

The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to any subordination provisions and other terms of the applicable trust guarantee relating to applicable subordination.

Information Concerning the Guarantee Trustee

The guarantee trustee, except if we default under the trust guarantee, will undertake to perform only such duties as are specifically set forth in the applicable trust guarantee and, in case a default with respect to such trust guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will not be obligated to exercise any of the powers vested in it by the applicable trust guarantee at the request of any holder of the common or preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it may incur.

Governing Law

Each trust guarantee will be governed by and construed in accordance with the laws of the State of New York.

Effect of Obligations Under the Debt Securities and the Trust Guarantees

As long as we make payments of interest and any other payments when they are due on the debt securities held by a Trust, those payments will be sufficient to cover distributions and any other payments due on the preferred securities issued by the Trust because of the following factors:

•	the total principal amount of the debt securities held by the Trust will be equal to the total stated liquidation amount of the preferred securities and common securities issued by the Trust;

•

the interest rate and the interest payment dates and other payment dates on the debt securities held by the Trust will match the distribution rate and distribution payment dates and other payment dates for the preferred securities and common securities issued by the Trust;

•

we will pay, as sponsor, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the Trust (other than obligations under the trust securities); and

•	the applicable declaration of trust will further provide that the Trust is not authorized to engage in any activity that is not consistent with its limited purposes.

We will irrevocably guarantee payments of distributions and other amounts due on the preferred securities to the extent the Trust has funds available to pay such amounts as and to the extent set forth herein. Taken together, our obligations under the debt securities, the applicable debt indenture, the applicable declaration of trust and the applicable trust guarantee will provide a full, irrevocable and unconditional guarantee of a Trust’s payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this trust guarantee. Only the combined operation of these documents effectively provides a full, irrevocable and unconditional guarantee of a Trust’s obligations under the preferred securities.

If and to the extent that we do not make the required payments on the debt securities, a Trust will not have sufficient funds to make its related payments, including distributions on the preferred securities. Our trust guarantee will not cover any payments when a Trust does not have sufficient funds available to make those payments. Your remedy, as a holder of preferred securities, is to institute a direct action against us.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Simpson Thacher & Bartlett LLP, our special United States tax counsel, the following discussion is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the debt securities, preferred securities and common and preferred stock as of the date hereof.

Except where noted, this summary deals only with debt securities, preferred securities and common and preferred stock that are held as capital assets, and does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the debt securities, preferred securities, common stock or preferred stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of tax accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a “United States Holder” (as defined below) whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”;

•

a person required to accelerate the recognition of any item of gross income with respect to the debt securities, preferred securities, common stock or preferred stock as a result of such income being recognized on an applicable financial statement; or

•	a United States expatriate.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal tax consequences different from those summarized below.

The discussion below assumes that all the debt securities issued under this prospectus will be classified as our indebtedness for United States federal income tax purposes and you should note that in the event of an alternative characterization, the tax consequences to you would differ from those discussed below. Accordingly, if we intend to treat a debt security as other than indebtedness for United States federal income tax purposes, we will disclose the relevant tax considerations in the applicable prospectus supplement. We will summarize any special United States federal tax considerations relevant to a particular issue of the debt securities, preferred securities or common or preferred stock (for example, any convertible debt securities) in the applicable prospectus supplement. We will also summarize the material federal income tax consequences, if any, applicable to any offering of warrants, stock purchase contracts, units or depositary shares in the applicable prospectus supplement.

For purposes of this summary, a “United States Holder” means a beneficial owner of the debt securities, preferred securities or common or preferred stock that is, for United States federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

A “Non-United States Holder” means a beneficial owner of the debt securities, preferred securities or common or preferred stock that is neither a United States Holder nor an entity treated as a partnership for United States federal income tax purposes.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds the debt securities, preferred securities or common or preferred stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the debt securities, preferred securities or common or preferred stock, you should consult your tax advisors.

This summary does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and, except with respect to United States federal estate tax consequences for Non-United States Holders, does not address any other United States federal tax consequences (such as the gift tax or the Medicare contribution tax on net investment income). In addition, this summary does not address the effects of any state, local or non-United States tax laws. If you are considering the purchase of debt securities, preferred securities or common or preferred stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership of the debt securities, preferred securities or common or preferred stock , as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Debt Securities

Consequences to United States Holders

The following is a summary of the material United States federal income tax consequences that will apply to you if you are a United States Holder of debt securities.

Certain consequences to Non-United States Holders are described under “—Consequences to Non-United States Holders” below.

Payments of Stated Interest

Except as set forth below, stated interest on a debt security will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes.

Original Issue Discount

If you own debt securities issued with original issue discount for United States federal income tax purposes (“OID” and such debt securities, “original issue discount debt securities”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income (as ordinary income) in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. Notice will be given in the applicable prospectus supplement when we determine that a particular debt security will be an original issue discount debt security.

Additional OID rules applicable to debt securities that are denominated in or determined by reference to a currency other than the U.S. dollar (“foreign currency debt securities”) are described under “—Foreign Currency Debt Securities” below.

A debt security with an “issue price” that is less than its stated redemption price at maturity (i.e., the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID in an amount equal to that difference if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public for cash. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, a rate based on one or more interest indices.

We will give you notice in the applicable prospectus supplement when we determine that a particular debt security will bear interest that is not qualified stated interest.

If you own a debt security issued with de minimis OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt security are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. Original issue discount debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of original issue discount debt securities with those features, you should carefully examine the applicable prospectus supplement and consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own original issue discount debt securities with a term upon issuance of more than one year, you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs.

The amount of OID that you must include in income if you are the initial holder of an original issue discount debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an original issue discount debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period; over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security other than a payment of qualified stated interest. Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods.

Debt instruments that provide for a variable rate of interest and that meet certain other requirements (“variable rate debt securities”) are subject to special OID rules. In the case of an original issue discount debt security that is a variable rate debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain variable rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

•	the interest on a variable rate debt security is based on more than one interest index; or

•	the principal amount of the debt security is indexed in any manner.

The discussion above generally does not address debt securities providing for contingent payments. You should carefully examine the applicable prospectus supplement regarding the United States federal income tax consequences of the holding and disposition of any debt securities providing for contingent payments.

You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You should consult with your own tax advisors about this election.

Short-Term Debt Securities

In the case of debt securities having a term of one year or less (“short-term debt securities”), all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method United States Holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. United States Holders that report income for United States federal income tax purposes on the accrual method and certain other United States Holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange or retirement. In addition, if you do not elect to currently include accrued discount in income you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

Market Discount

If you purchase a debt security for an amount that is less than its stated redemption price at maturity (or, in the case of an original issue discount debt security, its adjusted issue price), the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security. You may elect, on a debt security-by-debt security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition to the extent of the net interest income on the debt security. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant yield method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant yield method, in which case the rule described above regarding deferral of interest deductions will not apply. An election to accrue market discount on a current basis will apply to all debt instruments acquired with market discount that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service (“IRS”).

Acquisition Premium, Amortizable Bond Premium

If you purchase an original issue discount debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a debt security (including an original issue discount debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a “premium” and, if it is an original issue discount debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular tax accounting method. Special rules limit the amortization of premium in the case of convertible debt instruments and debt instruments subject to redemption. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on retirement or other disposition of the debt security.

Sale, Exchange, Retirement or other Disposition of Debt Securities

Upon the sale, exchange, retirement or other taxable disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be taxable as interest income to the extent not previously included in income) and your adjusted tax basis in the debt security. Your adjusted tax basis in a debt security will generally be your cost for that debt security, increased by OID, market discount or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Except as described above with respect to certain short-term debt securities or market discount, or with respect to gain or loss attributable to changes in exchange rates as discussed below with respect to foreign currency debt securities, gain or loss you recognize will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the debt security for more than one year. Long-term capital gains of non-corporate United States Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Foreign Currency Debt Securities

Payments of Stated Interest. If you receive stated interest payments made in a foreign currency and you use the cash basis method of accounting for United States federal income tax purposes, you will be required to include in income the U.S. dollar value of the amount received, determined by translating the foreign currency received at the spot rate of exchange (the “spot rate”) in effect on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment.

If you use the accrual method of accounting for United States federal income tax purposes, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method (which applies unless you elect to use the second method as described in the following sentence), you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods (or portions thereof) in such year during which such interest accrued. Under the second method, you may elect to translate interest income at the spot rate on the last day of the accrual period (or the last day of the taxable year if the accrual period straddles your taxable year) or the date the interest payment is received if such date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and cannot change it without the consent of the IRS.

In addition, if you use the accrual method of accounting for United States federal income tax purposes, upon receipt of an interest payment on such debt security (including, upon the sale or other taxable disposition of a debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), you will recognize exchange gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income you previously included in income with respect to such payment. Any such exchange gain or loss will generally be treated as United States source ordinary income or loss.

Original Issue Discount. OID on a debt security that is also a foreign currency debt security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis for United States federal income tax purposes, as described above. You will recognize exchange gain or loss when OID is paid (including, upon the sale or other taxable disposition of a debt security, the receipt of proceeds that include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest). Any such exchange gain or loss will generally be treated as United States source ordinary income or loss. For these purposes, all receipts on a debt security will be viewed:

•	first, as the receipt of any stated interest payments called for under the terms of the debt security;

•	second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first; and

•	third, as the receipt of principal.

Market Discount and Bond Premium. The amount of market discount includible in income with respect to a foreign currency debt security will generally be determined by translating the market discount (determined in the foreign currency) into U.S. dollars at the spot rate on the date the foreign currency debt security is retired or otherwise disposed of. If you have elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period. You will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above. Any such exchange gain or loss will generally be treated as United States source ordinary income or loss.

Bond premium on a foreign currency debt security will be computed in the applicable foreign currency. If you have elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss will be realized with respect to such amortized premium based on the difference between spot rates at such time and the time of acquisition of the foreign currency debt security. Any such exchange gain or loss will generally be treated as United States source ordinary income or loss.

Sale, Exchange, Retirement or other Disposition of Debt Securities. Upon the sale, exchange, retirement or other taxable disposition of a foreign currency debt security, you will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be treated as a payment of interest for United States federal income tax purposes) and your adjusted tax basis in the foreign currency debt security. Your initial tax basis in a foreign currency debt security generally will be your U.S. dollar cost. If you purchased a foreign currency debt security with foreign currency, your U.S. dollar cost generally will be the U.S. dollar value of the foreign currency amount paid for such foreign currency debt security determined at the time of such purchase. If your foreign currency debt security is sold, exchanged , retired or otherwise disposed of for an amount denominated in foreign currency, then your amount realized generally will be based on the spot rate of the foreign currency on the date of the sale, exchange, retirement or other disposition. If, however, you are a cash method taxpayer and the foreign currency debt securities are traded on an established securities market for United States federal income tax purposes, foreign currency paid or received will be translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of foreign currency debt securities traded on an established securities market, provided that the election is applied consistently.

Except as described above with respect to certain short-term debt securities or with respect to market discount, and subject to a portion being treated as exchange gain or loss as discussed below, any gain or loss recognized upon the sale, exchange, retirement or other taxable disposition of a foreign currency debt security will be capital gain or loss and will generally be long-term capital gain or loss if you have held the foreign currency debt security for more than one year. Long-term capital gains of non-corporate United States Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by you on the sale, exchange, retirement or other taxable disposition of a foreign currency debt security will generally be treated as United States source gain or loss.

A portion of your gain or loss with respect to the principal amount of a foreign currency debt security may be treated as exchange gain or loss. Exchange gain or loss will generally be treated as United States source ordinary income or loss. For these purposes, the principal amount of the foreign currency debt security is your purchase price for the foreign currency debt security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined at the spot rate on the date of the sale, exchange, retirement or other taxable disposition of the foreign currency debt security and (ii) the U.S. dollar value of the principal amount determined at the spot rate on the date you purchased the foreign currency debt security (or, possibly, in the case of cash basis or electing accrual basis taxpayers, the settlement dates of such purchase and taxable disposition, if the foreign currency debt security is treated as traded on an established securities market for United States federal income tax purposes). The amount of exchange gain or loss realized on the disposition of the foreign currency debt security (with respect to both principal and accrued interest) will be limited to the amount of overall gain or loss realized on the disposition of the foreign currency debt security.

Exchange Gain or Loss with Respect to Foreign Currency. Your tax basis in any foreign currency received as interest on a foreign currency debt security or on the sale, exchange, retirement or other taxable disposition of a foreign currency debt security will be the U.S. dollar value thereof at the spot rate in effect on the date the foreign currency is received. Any gain or loss recognized by you on a sale, exchange or other disposition of the foreign currency will generally be treated as United States source ordinary income or loss.

Reportable Transactions. Treasury regulations issued under the Code meant to require the reporting of certain tax shelter transactions technically cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of a foreign currency debt security or foreign currency received in respect of a foreign currency debt security to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. If you are considering the purchase of a foreign currency debt security, you should consult with your own tax advisors to determine the tax return obligations, if any, with respect to an investment in the debt securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Consequences to Non-United States Holders

The following is a summary of the material United States federal income and estate tax consequences that will apply to you if you are a Non-United States Holder of debt securities.

United States Federal Withholding Tax

Subject to the discussion of backup withholding and “FATCA” below, United States federal withholding tax will not apply to any payment of interest (including OID) on the debt securities under the “portfolio interest rule,” provided that:

•	interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the United States Treasury regulations thereunder; and

•

either (a) you provide your name and address on an applicable IRS Form W-8, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your debt securities through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to Non-United States Holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest (including OID) made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—United States Federal Income Tax”).

Subject to the discussion of backup withholding below, United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other taxable disposition of a debt security.

United States Federal Income Tax

If you are engaged in a trade or business in the United States and interest (including OID) on the debt securities is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest (including OID) on a net income basis in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) on your effectively connected earnings and profits, subject to adjustments. Any effectively connected interest will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in “—United States Federal Withholding Tax” are satisfied.

Any gain realized on the sale, exchange, retirement or other taxable disposition of a debt security generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case such gain will generally be subject to United States federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described above; or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will generally be subject to a 30% United States federal income tax on any gain recognized, which may be offset by certain United States source losses.

United States Federal Estate Tax

If you are an individual and are not a United States citizen or a resident of the United States (as specifically defined for United States federal estate tax purposes), your estate will not be subject to United States federal estate tax on debt securities beneficially owned by you at the time of your death, provided that any payment to you of interest (including OID) on the debt securities, if received at such time, would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “—United States Federal Withholding Tax,” without regard to the statement requirement described in the sixth bullet point of that section.

Information Reporting and Backup Withholding

United States Holders

In general, information reporting requirements will apply to payments of interest and principal on a debt security, accruals of OID (if any) and the proceeds from the sale or other disposition of a debt security paid to you, unless in each case you are an exempt recipient. Backup withholding may apply to any payments described in the preceding sentence if you fail to provide a taxpayer identification number or a certification of exempt status, or if you fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

Interest (including OID) on the debt securities paid to you and the amount of tax, if any, withheld with respect to those payments generally will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable tax treaty.

In general, you will not be subject to backup withholding with respect to payments on the debt securities that we make to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received the statement described above in the sixth bullet point under “—Consequences to Non-United States Holders—United States Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of the sale of a debt security made within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalties of perjury that you are not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that you are a United States person), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code and Treasury regulations and administrative guidance issued thereunder (“FATCA”), a 30% United States federal withholding tax generally applies to any interest income (including OID) paid on the debt securities to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Consequences to Non-United States Holders—United States Federal Withholding Tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the debt securities.

Preferred Securities

Classification of the Trust

We intend to take the position that each Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. As a result, for United States federal income tax purposes, you generally will be treated as owning an undivided beneficial ownership interest in the related debt securities held by the Trust. Thus, you will be required to include in your gross income your pro rata share of the interest income or OID that is paid or accrued on the related debt securities. See “—Consequences to United States Holders—Interest Income and Original Issue Discount” below.

Classification of the Debt Securities

We intend to take the position that the debt securities will be classified as our indebtedness for all United States tax purposes. We, the Trust and you (by your acceptance of a beneficial ownership interest in a preferred security) will agree to treat the debt securities as indebtedness for all United States tax purposes. The remainder of this discussion assumes that the debt securities will be classified as our indebtedness.

Consequences to United States Holders

Interest Income and Original Issue Discount

We anticipate that the debt securities will not be issued with an issue price that is less than their stated redemption price at maturity. In addition, under applicable United States Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We anticipate that the likelihood that we will exercise our option to defer payments of interest under the terms of the debt securities will be remote within the meaning of the United States Treasury regulations. Accordingly, subject to the discussion below, the debt securities will not be subject to the special OID rules, at least upon initial issuance, so that you will generally be taxed on your allocable share of stated interest on the debt securities as ordinary income at the time it is paid or accrued in accordance with your regular method of accounting for United States federal income tax purposes.

If, however, we exercise our right to defer payments of interest on the debt securities, the debt securities will become OID instruments at such time. In such case, you will be subject to the special OID rules described below.

Once the debt securities become OID instruments, they will be taxed as OID instruments for as long as they remain outstanding.

Under the OID economic accrual rules, the following occurs:

•

regardless of your method of accounting for United States federal income tax purposes, you would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the debt securities using the constant-yield-to-maturity method of accrual described in Section 1272 of the Code;

•	the actual cash payments of interest you receive on the debt securities would not be reported separately as taxable income;

•	any amount of OID included in your gross income (whether or not during a deferral period) with respect to the preferred securities will increase your tax basis in such preferred securities; and

•	the amount of distributions of stated interest that you receive in respect of such accrued OID will reduce your tax basis in such preferred securities.

The Treasury regulations dealing with OID and the deferral of interest payments have not yet been addressed in any rulings or other interpretations by the IRS where the issuer of a debt instrument has a right to defer interest payments. It is possible that the IRS could assert that the debt securities were issued initially with OID merely because of our right to defer interest payments. If the IRS were successful in this regard, you would be subject to the special OID rules described above as of the issue date, regardless of whether we exercise our option to defer payments of interest on such debt securities.

Because the debt securities are treated as indebtedness for United States federal income tax purposes, any income you recognize with respect to the preferred securities will not be eligible for the corporate dividends-received deduction or treatment as qualified dividend income (which is taxed at long-term capital gain rates) in the case of a non-corporate United States Holder.

Distribution of Debt Securities or Cash upon Liquidation of the Trust

As described under the caption “Description of Preferred Securities That the Trusts May Offer—Liquidation Distribution Upon Dissolution” in this prospectus, the debt securities held by the Trust may be distributed to you in exchange for your preferred securities if the Trust is dissolved before the maturity of the debt securities. Under current law, this type of distribution from a grantor trust would not be taxable. Upon such a distribution, you will receive your pro rata share of the debt securities previously held indirectly through the Trust. Your holding period and aggregate tax basis in the debt securities will equal the holding period and aggregate tax basis that you had in your preferred securities before the distribution.

We may also have the option to redeem the debt securities and distribute the resulting cash in liquidation of the Trust. This redemption would be taxable as described below in “—Sales of Preferred Securities or Redemption of Debt Securities.”

If you receive debt securities in exchange for your preferred securities, you would accrue interest in respect of the debt securities received from the Trust in the manner described above under “—Interest Income and Original Issue Discount.”

Sales of Preferred Securities or Redemption of Debt Securities

If you sell your preferred securities or receive cash upon redemption of the debt securities, you will recognize gain or loss equal to the difference between:

•

your amount realized on the sale or redemption of the preferred securities or debt securities (less an amount equal to any accrued and unpaid qualified stated interest, which will be taxable as such to the extent not previously included in income); and

•	your adjusted tax basis in your preferred securities or debt securities sold or redeemed.

Your gain or loss will be a capital gain or loss, and will generally be a long-term capital gain or loss if you have held your preferred securities or debt securities for more than one year. Long-term capital gains of non-corporate United States Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Tax Shelter Regulations

Under applicable Treasury regulations, taxpayers engaging in certain transactions, including loss transactions above a threshold, may be required to include tax shelter disclosure information with their annual United States federal income tax return. The IRS has provided an exception from this disclosure requirement for losses arising from cash investments, but this exception does not apply to investments in flow-through entities. You should consult your own tax advisors about whether the limitation applicable to flow-through entities would apply to your investment in a Trust.

Consequences to Non-United States Holders

The following discussion only applies to you if you are a Non-United States Holder. As discussed above, the preferred securities will generally be treated as evidence of indirect undivided beneficial ownership interests in the debt securities. See above under “—Classification of the Trust.”

United States Federal Withholding Tax

Subject to the discussion of backup withholding and FATCA below, United States federal withholding tax will not apply to any payment of interest (including OID) on the preferred securities (or the debt securities) under the “portfolio interest rule”, provided that:

•	interest paid on the preferred securities (or the debt securities) is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the preferred securities (or the debt securities) is described in Section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the United States Treasury regulations thereunder; and

•

either (a) you provide your name and address on an applicable IRS Form W-8, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your preferred securities (or debt securities) through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to Non-United States Holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest (including OID) made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) stating that interest paid on the preferred securities (or debt securities) is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—United States Federal Income Tax”).

Subject to the discussion of backup withholding below, United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other taxable disposition of the preferred securities (or debt securities).

United States Federal Income Tax

If you are engaged in a trade or business in the United States and interest (including OID) on the preferred securities (or the debt securities) is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest (including OID) on a net income basis in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) on your effectively connected earnings and profits, subject to adjustments. Any effectively connected interest will be exempt from the 30% United States federal withholding tax, provided the certifications requirements discussed above in “—United States Federal Withholding Tax” are satisfied.

Any gain realized on the sale, exchange, retirement or other taxable disposition of a preferred security (or a debt security) generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case such gain will generally be subject to United States federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described above; or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will generally be subject to a 30% United States federal income tax on any gain recognized, which may be offset by certain United States source losses.

United States Federal Estate Tax

If you are an individual and are not a United States citizen or a resident of the United States (as specifically defined for United States federal estate tax purposes), your estate will not be subject to United States federal estate tax on preferred securities (or debt securities) beneficially owned by you at the time of your death, provided that any payment to you of interest (including OID) on the preferred securities (or the debt securities), if received at such time, would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “—United States Federal Withholding Tax,” without regard to the statement requirement described in the sixth bullet point of that section.

Information Reporting and Backup Withholding

United States Holders

In general, information reporting requirements will apply to payments of interest and principal on a preferred security (or debt security), accruals of OID (if any) and the proceeds from the sale or other disposition of a preferred security (or debt security) paid to you, unless in each case you are an exempt recipient. Backup withholding may apply to any payments described in the preceding sentence if you fail to provide a taxpayer identification number or a certification of exempt status, or if you fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

Interest (including OID) on the preferred securities (or the debt securities) paid to you and the amount of tax, if any, withheld with respect to those payments generally will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable tax treaty.

In general, you will not be subject to backup withholding with respect to payments on the preferred securities (or the debt securities) that are made to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received the statement described above in the sixth bullet point under “—Consequences to Non-United States Holders—United States Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of the sale of a preferred security (or debt security) made within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalties of perjury that you are not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that you are a United States person), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under FATCA, a 30% United States federal withholding tax generally applies to any interest income (including OID) paid on the preferred securities (or the debt securities) to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Consequences to Non-United States Holders—United States Federal Withholding Tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the preferred securities (or debt securities).

Common and Preferred Stock

Consequences to United States Holders

The United States federal income tax consequences of the purchase, ownership or disposition of our stock depend on a number of factors including:

•	the terms of the stock;

•	any put or call option or redemption provisions with respect to the stock;

•	any conversion or exchange feature with respect to the stock; and

•	the price at which the stock is sold.

United States Holders should carefully examine the applicable prospectus supplement regarding any special United States federal income tax consequences of the holding and disposition of our stock.

Consequences to Non-United States Holders

The following is a summary of the material United States federal income tax consequences that will apply to you if you are a Non-United States Holder of common or preferred stock.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common or preferred stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of your common or preferred stock, and to the extent the amount of the distribution exceeds your adjusted tax basis in our common or preferred stock, the excess will be treated as gain from the disposition of our common or preferred stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock and Preferred Stock”).

Dividends paid to you generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if you were a United States person as defined under the Code. If you are a foreign corporation, any such effectively connected dividends received by you may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-United States Holder of our common or preferred stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common or preferred stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain Non-United States Holders that are pass-through entities rather than corporations or individuals.

If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock and Preferred Stock

Any gain realized on the sale or other disposition of our common or preferred stock generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment);

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

If you are a Non-United States Holder described in the first bullet point immediately above, you will be subject to tax on the net gain derived from the sale or other disposition in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation described in the first bullet point immediately above, the gain realized may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are an individual Non-United States Holder described in the second bullet point immediately above, you will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which may be offset by United States source capital losses even though you are not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Federal Estate Tax

If you are an individual, common or preferred stock held by you at the time of your death will be included in your gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Distributions paid to you and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable tax treaty.

You will not be subject to backup withholding on dividends paid to you if you certify under penalties of perjury that you are not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that you are a United States person), or you otherwise establish an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common or preferred stock made within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalties of perjury that you are not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that you are a United States person), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under FATCA, a 30% United States federal withholding tax generally applies to any dividends paid on our common or preferred stock to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common or preferred stock.

Other Securities

If you are considering the purchase of warrants, stock purchase contracts, units or depositary shares, you should carefully examine the applicable prospectus supplement regarding the special United States federal income tax consequences, if any, of the holding and disposition of such securities, including any tax considerations relating to the specific terms of such securities.

CERTAIN ERISA MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the offered securities may, subject to certain legal restrictions, be held by (i) pension, profit sharing and other employee benefit plans which are subject to Title I of the Employee Retirement Security Act of 1974, as amended (which we refer to as “ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to any of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (which we refer to as “Similar Laws”) and (iii) entities whose underlying assets are considered to include “plan assets” of any such plans, accounts or arrangements (each of the foregoing described in clauses (i), (ii) and (iii) we refer to as a “Plan”). A fiduciary of any such Plan, account or arrangement must determine that the purchase and holding of an interest in the offered securities is consistent with its fiduciary duties and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation under any applicable Similar Laws.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the Trust and its preferred securities will be passed upon for the Trust and us by Richards, Layton & Finger, P.A., Wilmington, Delaware. Unless otherwise indicated in the applicable prospectus supplement, matters relating to the validity of the securities will be passed upon for us by Wendy C. Skjerven, Esq., our Corporate Secretary, and by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements and financial statement schedules of The Travelers Companies, Inc. and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$750,000,000

The Travelers Companies, Inc.

3.050% Senior Notes due 2051

Prospectus Supplement

June 3, 2021

Joint Book-Running Managers

Barclays

BofA Securities

Credit Suisse

US Bancorp

Co-Managers

BNY Mellon Capital Markets, LLC

Citigroup

Goldman Sachs & Co. LLC

HSBC

J.P. Morgan

Morgan Stanley

TD Securities

Truist Securities

Wells Fargo Securities

Academy Securities

Great Pacific Securities

R. Seelaus & Co., LLC

Siebert Williams Shank